                                                                   Exhibit 10.33

                ===============================================


                                CREDIT AGREEMENT


                                 BY AND BETWEEN


                         BALDWIN PIANO & ORGAN COMPANY,

                                    BORROWER,


                              THE FIFTH THIRD BANK,

                                     AGENT,

                                       AND

                            THE FIFTH THIRD BANK AND
                                 NBD BANK, N.A.,

                                     LENDERS







                                OCTOBER 16, 1997

                ===============================================



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                                TABLE OF CONTENTS

                                                                                                               Page

ARTICLE 1.        RECITALS........................................................................................1

ARTICLE 2.        INTERPRETATION..................................................................................1
         Section 2.1       Provisions Pertaining to Definitions...................................................1
         Section 2.2       Definitions............................................................................2

ARTICLE 3.        CREDIT FACILITY................................................................................12
         Section 3.1       Total Credit Facility.................................................................12
         Section 3.2       Loans.................................................................................12
         Section 3.3       The Notes.............................................................................13
         Section 3.4       Mandatory Prepayment..................................................................13
         Section 3.5       Interest; Calculation of Charges; Fees................................................13
         Section 3.6       Billing Statement.....................................................................14
         Section 3.7       Loan Proceeds.........................................................................15
         Section 3.8       Default Interest Rate.................................................................15
         Section 3.9       Interest Rate After Certain Events....................................................15
         Section 3.10      Verification Rights of the Lenders....................................................15
         Section 3.11      Reports...............................................................................15
         Section 3.12      Establishment of Reserves.............................................................16
         Section 3.13      Increased Cost........................................................................16
         Section 3.14      Collections...........................................................................18
         Section 3.15      Advancements..........................................................................18
         Section 3.16      Continuing Requirements - Accounts....................................................19

ARTICLE 4.                 LETTERS OF CREDIT.....................................................................19
         Section 4.1       Obligation to Issue Letters of Credit.................................................20
         Section 4.2       Expiration Date of Letters of Credit..................................................20
         Section 4.3       Letters of Credit Deemed to be Loans..................................................20
         Section 4.4       Procedure for Issuance of Letters of Credit...........................................20
         Section 4.5       Reimbursement Obligations.............................................................20
         Section 4.7       Amount of Letters of Credit...........................................................21
         Section 4.8       Letter of Credit Participations.......................................................21

ARTICLE 5.        TERM OF AGREEMENT..............................................................................21
         Section 5.1       Termination...........................................................................21
         Section 5.2       Effect of Termination.................................................................22

ARTICLE 6.        BORROWING AND REPAYMENT PROCEDURES.............................................................22
         Section 6.1       Borrowing Procedures..................................................................22
         Section 6.2       Excess Advances.......................................................................23
         Section 6.3       All Loans One Obligation..............................................................24
         Section 6.4       Payments of Principal and Interest....................................................24
         Section 6.5       Collection Days.......................................................................24



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
ARTICLE 7.        SECURITY FOR THE OBLIGATIONS...................................................................24
         Section 7.1       Grant of Security Interest............................................................24
         Section 7.2       Future Advances.......................................................................25
         Section 7.3       Financing Statements..................................................................25
         Section 7.4       Guaranties............................................................................25
         Section 7.5       Further Assurances....................................................................25

ARTICLE 8.        CONDITIONS PRECEDENT...........................................................................25
         Section 8.1       Conditions Precedent..................................................................25

ARTICLE 9.        REPRESENTATIONS AND WARRANTIES.................................................................27
         Section 9.1       Financial Statements..................................................................28
         Section 9.2       Non-Existence of Defaults.............................................................28
         Section 9.3       Litigation............................................................................28
         Section 9.4       Material Adverse Changes..............................................................28
         Section 9.5       Title to Collateral...................................................................28
         Section 9.6       Corporate Status......................................................................28
         Section 9.7       Subsidiaries..........................................................................29
         Section 9.8       Power and Authority...................................................................29
         Section 9.9       Place of Business.....................................................................29
         Section 9.10      Enforceability of the Loan Documents..................................................29
         Section 9.11      Taxes.................................................................................29
         Section 9.12      Compliance with Laws..................................................................29
         Section 9.13      Consents..............................................................................29
         Section 9.14      Purpose...............................................................................30
         Section 9.15      Condition of the Business.............................................................30
         Section 9.16      Capital...............................................................................30
         Section 9.17      Location of Collateral................................................................30
         Section 9.18      Accounts..............................................................................30
         Section 9.19      Environmental, Health and Safety Matters..............................................31
         Section 9.20      Intellectual Property:  Patents.  Copyrights. Trademarks. Etc.........................31
         Section 9.21      Employee Benefit Plans................................................................31
         Section 9.22      Solvency..............................................................................31
         Section 9.23      Leases................................................................................32
         Section 9.24      Labor Relations.......................................................................32
         Section 9.25      Business Locations; Agent for Process.................................................32
         Section 9.26      Inventory.............................................................................32
         Section 9.27      Reaffirmation.........................................................................32
         Section 9.28      Survival of  Representations and Warranties...........................................33

ARTICLE 10.       BALDWIN'S COVENANTS............................................................................33
         Section 10.1      Affirmative Covenants.................................................................33
                   (a)     Payment and Performance...............................................................33
                   (b)     Insurance.............................................................................33
                   (c)     Collection of Receivables; Sale of Inventory..........................................34
                   (d)     Notice of Litigation and Proceedings..................................................34
                   (e)     Payment of Indebtedness to Third Persons..............................................34


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
                   (f)     Notice of Change of Business Location.................................................34
                   (g)     Payment of Taxes......................................................................35
                   (h)     Employee Benefit Plans and Guaranteed Pension Plans...................................35
                   (i)     Further Assurances....................................................................35
                   (j)     Maintenance of Status.................................................................35
                   (k)     Financial Statements; Reporting Requirements; Certification as to Defaults............36
                   (l)     Notice of Existence of Default........................................................37
                   (m)     Compliance with Laws..................................................................37
                   (n)     Maintenance of Collateral.............................................................37
                   (o)     Collateral Records and Statements.....................................................37
                   (p)     Inspection of Collateral..............................................................38
                   (q)     Reimbursement for Bank Charges........................................................38
         Section 10.2      Negative Covenants....................................................................38
                   (a)     Change of Name. Etc...................................................................38
                   (b)     Sale or Transfer of Assets............................................................38
                   (c)     Encumbrance of Assets.................................................................39
                   (d)     Acquisition of Stock or Assets; New Subsidiaries......................................39
                   (e)     False Certificates or Documents.......................................................39
                   (f)     Assignment............................................................................39
                   (g)     Transactions with Affiliates..........................................................39
                   (h)     Capital Expenditures..................................................................39
                   (i)     Loans by Baldwin......................................................................39
                   (j)     Fiscal Year...........................................................................39
                   (k)     Total Indebtedness....................................................................40
                   (l)     Adverse Transactions..................................................................40
                   (m)     Guaranties............................................................................41
                   (n)     Margin Securities.....................................................................41
                   (o)     Leases................................................................................41
                   (p)     Tax Consolidation.....................................................................41
                   (q)     Stock Redemption......................................................................41
         Section 10.3      Financial Covenants...................................................................41
                   (a)     Amounts...............................................................................41
                   (b)     Covenant Compliance Certificate.......................................................42

ARTICLE 11.       DEFAULT/REMEDIES...............................................................................42

ARTICLE 12.       SALE OF COLLATERAL.............................................................................45

ARTICLE 13.       INDEMNIFICATIONS...............................................................................46
         Section 13.1      General Indemnity.....................................................................46
         Section 13.2      Environmental and Safety and Health Indemnity.........................................46

ARTICLE 14.       CONCERNING THE AGENT AND THE LENDERS...........................................................47
         Section 14.1      Appointment of the Agent..............................................................47
         Section 14.2      Authority.............................................................................47
         Section 14.3      Acceptance of Appointment.............................................................47
         Section 14.4      Collateral Matters....................................................................48


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
         Section 14.5      Agency for Perfection.................................................................49
         Section 14.6      Application of Moneys.................................................................49
         Section 14.7      Reliance by the Agent.................................................................49
         Section 14.8      Exculpatory Provisions................................................................49
         Section 14.9      Action by the Agent...................................................................50
         Section 14.10     Amendments, Waivers and Consents......................................................51
         Section 14.11     Indemnification.......................................................................51
         Section 14.12     Reimbursement of the Agent............................................................51
         Section 14.13     Sharing of Funds Received.............................................................52
         Section 14.14     Dealing with Lenders..................................................................52
         Section 14.15     Agent as Lender.......................................................................52
         Section 14.16     Duties Not to be Increased............................................................52
         Section 14.17     Lender Credit Decisions...............................................................52
         Section 14.18     Resignation of Agent..................................................................53
         Section 14.19     Assignment of Notes; Participation....................................................53

ARTICLE 15.       OTHER TERMS....................................................................................54
         Section 15.1      Amendment Changes and Modification....................................................54
         Section 15.2      Binding Effect........................................................................54
         Section 15.3      Broker Fee............................................................................54
         Section 15.4      Entire Agreement......................................................................54
         Section 15.5      Headings..............................................................................54
         Section 15.6      Incorporation by Reference............................................................55
         Section 15.7      Interpretation........................................................................55
         Section 15.8      Governing Law;  Jurisdiction and Venue................................................55
         Section 15.9      Waiver of Jury Trial..................................................................55
         Section 15.10     Notices...............................................................................55
         Section 15.11     No Third Party Beneficiary Rights and Reliance........................................56
         Section 15.12     Protection or Preservation of Collateral..............................................56
         Section 15.13     Relationship of the Parties...........................................................57
         Section 15.14     Reversal of Payments..................................................................57
         Section 15.15     Severability..........................................................................57
         Section 15.16     Maximum Interest......................................................................57
         Section 15.17     Waivers by the Lenders................................................................58
         Section 15.18     Survival..............................................................................58
         Section 15.19     Participations; Assignments...........................................................58
         Section 15.20     Counterparts..........................................................................58
         Section 15.21     Information...........................................................................58
         Section 15.22     Release...............................................................................58
         Section 15.23     Miscellaneous.........................................................................58
         Section 15.24     Waivers by Baldwin....................................................................59
         Section 15.25     No Oral Agreements....................................................................59
         Section 15.26     Supplement............................................................................59
         Section 15.27     Use of Counsel and Receipt of Credit Agreement........................................59
         Section 15.28     Facsimiles, Etc.......................................................................59
         Section 15.29     Power of Attorney.....................................................................59
         Section 15.30     Expenses..............................................................................60

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT (this "Credit Agreement" or this "Agreement") dated as of October 16, 1997 is by and among BALDWIN PIANO & ORGAN COMPANY, a Delaware corporation, (hereinafter, together with its successors in title and assigns called "Borrower" or "Baldwin"), THE FIFTH THIRD BANK, an Ohio banking corporation, as Agent (in such capacity, the "Agent"), THE FIFTH THIRD BANK ("Fifth Third"), as a Lender, and NBD BANK, N.A., a national banking association, ("NBD") as a Lender, (Fifth Third and NBD are hereinafter collectively the "Lenders" and each individually a "Lender").


                                   ARTICLE 1.
                                   ----------

                                    RECITALS
                                    --------

                  Baldwin has requested that the Lenders provide Baldwin with a credit facility for general corporate and working capital purposes.


                                   ARTICLE 2.
                                   ----------

                                 INTERPRETATION
                                 --------------

         Section 2.1 PROVISIONS PERTAINING TO DEFINITIONS. For all purposes of this Credit Agreement (except where such interpretations would be inconsistent with the context or the subject matter):

                  (a) The expression "this Credit Agreement" shall mean this Credit Agreement (including all of the Schedules and Exhibits annexed hereto) as originally executed, or, if supplemented, amended or restated from time to time, as so supplemented, amended or restated. All references to Schedules and Exhibits refer to the Schedules and Exhibits attached hereto, unless otherwise indicated;

                  (b) Where appropriate, words importing the singular only shall include the plural and vice versa, and all references to dollars shall be United States Dollars; and

                  (c) Accounting terms not otherwise defined herein shall have the meanings customarily given in accordance with Generally Accepted Accounting Principles (as hereinafter defined) and all financial computations or determinations to be made under this Credit Agreement shall, unless otherwise specifically provided herein, be made in accordance with the financial statements delivered pursuant to Section
         9.1 and shall be made on a Consolidated basis.

Section 2.2       DEFINITIONS.

                  "ACCOUNT DEBTOR" shall mean any Person who is or who may become obligated to Baldwin under, with respect to, or on account of an Account, general intangible or other Collateral.

                  "ACCOUNTS" shall have the meaning given to that term in the UCC and, to the extent not included therein, shall also mean all accounts, leases, contract rights, chattel paper, general intangibles, chooses in action and instruments, including any Lien or other security interest that secures or may secure any of the foregoing, plus all books, invoices, documents and other records in any form evidencing or relating to any of the foregoing, now owned or hereafter acquired by Baldwin; provided, however, that KAC Accounts shall not constitute "Accounts" under this Credit Agreement or the other Loan Documents.

                  "AFFILIATES" shall mean: (i) any individual who is an officer or director of a Person; and (ii) any Person who directly or indirectly controls, is controlled by, or is under common control or ownership with, a Person. For the purposes of this definition, the term "control" shall mean the ownership of or the ability to direct or control 10% or more of the beneficial interest in the applicable entity.

                  "BALDWIN/KAC PURCHASE AGREEMENT" means the Retail Accounts Receivable Purchase Agreement dated as of October 1, 1990 among Baldwin, The Wurlitzer Company and KAC, as amended, supplemented or otherwise modified from time to time with the written consent of Agent.

                  "BORROWING BASE" shall mean as of any date of determination, an amount equal to: the sum of (i) the Eligible Account Availability plus (ii) the Eligible Inventory Availability; plus (iii) the Eligible Raw Materials Availability, less (iv) so long as GECC has a first priority lien on the Collateral, Two Million and 00/100 Dollars ($2,000,000.00).

                  "BORROWING BASE CERTIFICATE" shall have the meaning set forth in Section 3.2(a).

                  "BUSINESS" shall mean the manufacture and distribution of keyboard musical instruments, contract furniture, contract music, contract electronics and other similar business in which Borrower may engage from time to time.

                  "BUSINESS DAY" shall mean any day on which banks are open for business in Cincinnati, Ohio.

                  "CAPITAL EXPENDITURE" shall mean any amount debited to the fixed asset account on the consolidated balance sheet of Baldwin and the Subsidiaries in respect of: (a) the acquisition (including. without limitation, acquisition by entry into a capitalized lease), construction, improvement, replacement or betterment of land, buildings, machinery, equipment or of any other fixed assets or leaseholds, and (b) to the extent related to and not included in clause (a), materials, contract labor and direct labor (excluding expenditures properly chargeable to repairs or maintenance in accordance with GAAP).

                  "CLOSING DATE" means the day on which the initial Loans are made pursuant to this Agreement.

                  "COLLATERAL" shall mean all items described in Section 7.1.

                  "CREDIT FACILITY" shall have the meaning set forth in Section 3.1.

                  "DAILY CONTRACT BALANCE" shall have the meaning set forth in
         Section 3.5(a)(ii)(3).

                  "DAILY RATE" shall have the meaning set forth in Section 3.5(a)(ii)(3).

                  "DEBT" shall have the meaning set forth in Section 10.3(a).

                  "DEFAULT" shall have the meaning set forth in Section 11.

                  "DEFAULT INTEREST RATE" shall have the meaning set forth in
         Section 3.8.

                  "EFFECTIVE DATE" shall mean the date set forth in the heading on page 1 of this Credit Agreement

                  "ELIGIBLE ACCOUNTS" shall mean all Accounts that are not Ineligible Accounts.

                  "ELIGIBLE ACCOUNT AVAILABILITY" shall have the meaning set forth in Section 3.2(a).

                  "ELIGIBLE INVENTORY" shall mean Inventory of musical instruments which Baldwin has purchased or has manufactured and that
         (a) are owned by Baldwin free and clear of all Liens, security interests and encumbrances of any third parties, except for the Permitted Liens and any interest of a Person as a consignee of Inventory; (b) are not obsolete or unmerchantable in the reasonable opinion of Baldwin and the Agent; (c) are in good and salable condition; (d) conforms to the representations and warranties of
         Section 9.27 of this Credit Agreement; (e) if the Inventory is held by a consignee: (i) the Agent shall have received a copy of a consignment agreement executed by the consignee in the form as attached to this Credit Agreement as Exhibit A; (ii) Baldwin shall have filed all necessary or appropriate UCC consignment financing statements in form and substance satisfactory to Agent; (iii) Baldwin shall have sent to the consignee's prior filed secured parties a consignment notification letter in the form as attached to this Credit Agreement as Exhibit B and (iv) Agent shall have filed UCC financing statements against Baldwin in the jurisdiction where such consigned Inventory is located;
         (f) if on order, such order is backed by a Letter of Credit; and (g) Agent deems, in its sole discretion, to be acceptable for financing. No work in process, spare parts, packaging and shipping materials, supplies, returned or repossessed Inventory (unless and until the related

         Account shall have been reduced with respect to such returned Inventory), defective Inventory or Inventory located outside of the United States or Canada, shall constitute Eligible Inventory.

                  "ELIGIBLE INVENTORY AVAILABILITY" shall have the meaning set forth in SECTION 3.2(a).

                  "ELIGIBLE RAW MATERIALS" shall mean materials used by Baldwin in the production of Inventory, including, but not limited to, lumber, paint, varnish, piano keys, plates, piano wire, wood, frames and electronic components, and that: (i) have not been processed or become work-in-process which contribute to the finished products for sale by Baldwin; (ii) were acquired by or manufactured by or for Baldwin; (iii) are owned by Baldwin free and clear of all liens, security interests and encumbrances of any third parties, except for the Permitted Liens; and (iv) Agent deems, in its sole discretion, to be acceptable for financing.

                  "ELIGIBLE RAW MATERIALS AVAILABILITY" shall have the meaning set forth in Section 3.2(a).

                  "EMPLOYEE BENEFIT PLAN" means an "employee benefit plan" as defined in Section 3(3) of ERISA.

                  "ENVIRONMENTAL LAWS" shall mean the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Solid Waste Disposal Act, as amended, the Water Pollution Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, and any successor or comparable federal or state statutes, or any regulation promulgated under any of such federal or state statutes relating to the protection of the environment

                  "ENVIRONMENTAL LIEN" shall mean a Lien in favor of any governmental entity for: (a) any liability under any Environmental Law, or (b) damages arising from or costs incurred by such governmental entity in response to a spillage, disposal, or release into the environment of any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance.

                  "ERISA" means the Employee Retirement Income Security Act of 1974 and regulations issued thereunder, as amended from time to time and any successor statute.

                  "ERISA AFFILIATE" means, in relation to any Person, any trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of the regulations promulgated under Section 414 of the Internal Revenue Code of 1986, as amended.

                  "ERISA LIABILITIES" means the aggregate of all unfunded vested benefits under any employee pension benefit plan, within the meaning of
         Section 3(2) of ERISA, of Borrower or any ERISA Affiliate of Borrower under any Plan covered by ERISA that is not a Multiemployer Plan and all potential withdrawal liabilities of any thereof under all Multiemployer Plans.

                  "EUROCURRENCY LIABILITIES" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "EUROCURRENCY RESERVE PERCENTAGE" means the daily average reserve percentage applicable during each day of such Loans under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any emergency, supplemental or other marginal reserve requirement for a member bank of the Federal Reserve System in New York City) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Loans is determined).

                  "EXCESS ADVANCES" shall have the meaning set forth in Section 6.2.

                  "FUNDING DATE" shall mean the date designated by Baldwin for the making of a Loan hereunder.

                  "GAAP" shall mean generally accepted accounting principles, consistently applied.

                  "GECC" means General Electric Capital Corporation, a New York corporation.

                  "GUARANTOR" shall mean a guarantor of any of the Obligations.

                  "GUARANTEED PENSION PLAN" means any pension plan maintained by Borrower or an ERISA Affiliate of Borrower, or to which Borrower or an ERISA Affiliate contributes, some or all of the benefits under which are guaranteed by the United States Pension Benefit Guaranty Corporation ("PBGC").

                  "HAZARDOUS MATERIAL" shall mean any and all hazardous or toxic substances, materials or wastes as defined or listed under the Environmental Laws.

                  "HEAD OFFICE" means The Fifth Third Bank, Fifth Third Center, Cincinnati, Ohio 45263.

                  "INDEBTEDNESS" shall mean any sum for borrowed money owed by Baldwin or any Subsidiary (other than by KAC and other than any guaranty of indebtedness of KAC) to a Person and shall include any debt guaranteed by Baldwin or any Subsidiary (other than KAC), any debt as to which the Baldwin has granted or permitted to exist a Lien on any asset even if non-recourse, letter of credit reimbursement obligations, and capitalized lease obligations.

                  "INDEMNIFIED LIABILITIES" shall have the meaning set forth in
         Section 13.1.

                  "INDEMNITEES" shall have the meaning set forth in Section
         13.1.

                  "INELIGIBLE ACCOUNTS" shall mean, without duplication: (a) Accounts created from the sale of goods and services that by their terms for payment to be made more than sixty (60) days from date of sale; (b) Accounts relating to contract electronics unpaid more than ninety (90) days from the date of invoice or for all other inventory unpaid for more than one hundred twenty (120) days from the date of invoice; (c) all Accounts of any Account Debtor if fifty percent (50%) or more of the outstanding balance of such Accounts are unpaid more than ninety (90) days from the date of invoice; (d) Accounts for which the Account Debtor is an officer, director, partner, member, owner, employee, agent, parent, Subsidiary, or Affiliate of, or is related to, Baldwin or has officers, directors, owners, partners or members with Baldwin; (e) consignment receivables unpaid for more than one hundred twenty (120) days from the date of invoice; (f) Accounts for which the payment is or may be conditional; (g) Accounts for which the Account Debtor is not a commercial or institutional entity of, or is not a resident of, the United States or Canada; (h) Accounts with respect to which any warranty or representation provided in Section 9.18 is not true and correct; (i) Accounts which represent goods used for demonstration purposes or loaned by Baldwin to another party; (j) Accounts which are progress payment, barter, or contra accounts; (k) Accounts which represent goods or services purchased for a personal, family or household purpose; (l) KAC Accounts or any Accounts sold or otherwise subject to the Securitization; and (m) any and all other Accounts which Agent deems to be ineligible.

                  "INTANGIBLES" shall have the meaning set forth in Section 10.3(a).

                  "INVENTORY" means all of Baldwin's now owned and hereafter acquired inventory, goods, merchandise, and other personal property, wherever located, to be furnished under any contract or service or held for sale or lease, including, without limitation, all returned goods, finished goods and other materials and supplies of any kind, nature or description which are or might be consumed in Baldwin's Business or used in connection with the packing, shipping, advertising, selling or furnishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing them; provided, however, that returned and repossessed goods relating to any Sold Accounts shall not constitute "Inventory" under this Credit Agreement or the other Loan Documents unless and until such returned or repossessed goods have been resold by GECC to Baldwin pursuant to the Purchase and Sales Agreement and GECC or its assignee has received the purchase price therefor provided under such agreement.

                  "ISSUING BANK" means Agent or any Lender as shall issue any Letter of Credit hereunder.

                  "KAC" means Keyboard Acceptance Corporation, a Delaware corporation and a Subsidiary of Baldwin (formerly known as BPO Finance Corporation).

                  "KAC ACCOUNTS" shall mean retail installment contracts which result from the sale of inventory to consumers and which are sold or otherwise transferred to KAC pursuant to the Baldwin/KAC Purchase Agreement, and contributed, sold or otherwise transferred by KAC under the Purchase and Sale Agreement or which are acquired by KAC in the normal course of its business, including accounts which result from the sale of products to consumers which products are manufactured or distributed by parties other than Baldwin or its Subsidiaries.

                  "LETTER OF CREDIT" AND "LETTERS OF CREDIT" mean the letter of credit issued by the Issuing Bank upon the request of Borrower pursuant to Section 4.1.

                  "LETTER OF CREDIT FEE" means the fee charged to the Borrower by this Issuing Bank pursuant to Article 4.

                  "LIBOR RATE" means, for each calendar month, the London Interbank Offered Rate (LIBOR) for three-month deposits in U.S. dollars that appears on Page 3750 of the Dow Jones Telerate Service (or any other page that may replace any such page on such service in the judgment of Agent) as of the last Business Day of the prior calendar month

                  "LIBOR RATE (RESERVE ADJUSTED)" shall mean, the rate per annum obtained by dividing the LIBOR Rate by a percentage equal to one hundred percent (100%) minus the Eurocurrency Reserve percentage for such interest period.

                  "LIEN" shall mean any security interest, mortgage, pledge, lien, hypothecation, judgment lien or similar legal process, charge, encumbrance, title retention agreement or analogous instrument or device (including, without limitation, the interest of lessors under capitalized leases and the interest of a vendor under any conditional sale or other title retention agreement), reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting any of Baldwin's property.

                  "LIQUIDITY AGREEMENT" means the Liquidity Agreement dated as of October 1, 1990 between Retail Funding Corporation and GECC, as amended, supplemented or modified from time to time.

                  "LOAN" shall mean any advance made to or for the benefit of Baldwin pursuant to this Credit Agreement.

                  "LOAN DOCUMENTS" shall mean all documents executed by Baldwin pursuant to any financial accommodation between Baldwin and the Lenders (other than pursuant or with respect to the Previous Fifth Third Transaction) and all documents entered into in connection with the transaction with the Lenders herein contemplated. The term "Loan

         Documents" includes, but is not limited to, this Credit Agreement, all financing statements, all letters of credit, all pledges, security agreements, guaranties, assignments, subordination agreements, and any future or additional documents or writings executed under the terms of this Credit Agreement or any amendments or modifications hereto.

                  "LOAN YEAR" means each period of twelve (12) consecutive calendar months, commencing on the Closing Date and on each anniversary thereof.

                  "MONTHLY COMPLIANCE CERTIFICATE" shall have the meaning set forth in Section 10.3(b).

                  "MONTHLY REPORTS" shall have the meaning given in Section 3.11(a).

                  "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is maintained for employees of Borrower, or any ERISA Affiliate of Borrower.

                  "NOTE" and "NOTES" shall have the meaning given in Section
         3.3.

                  "OBLIGATIONS" shall mean all liabilities and Indebtedness of any kind and nature whatsoever now or hereafter arising, owing, due or payable from Baldwin (and/or any of its Subsidiaries and Affiliates) to any Lender arising under the Loan Documents, whether primary or secondary, joint or several, direct, contingent, fixed or otherwise, secured or unsecured or whether arising under this Credit Agreement, any other Loan Document or any other agreement now or hereafter executed by Baldwin (or any of its Subsidiaries or Affiliates) and delivered to the Lenders in connection with the Loan or this Agreement. Obligations will include, without limitation, any third party claims against Baldwin (or any of its Subsidiaries or Affiliates) satisfied or acquired by the Lenders. Obligations will also include all obligations of Baldwin to pay to the Lenders: (a) any and all sums reasonably advanced by the Lenders to preserve or protect the Collateral or the value of the Collateral or to preserve, protect or perfect the Lenders' security interests in the Collateral; (b) in the event of any proceeding to enforce the collection of the Obligations after a Default, the reasonable expenses of retaking, holding, preparing for sale, selling or otherwise disposing of or realizing on the Collateral, or expenses of any exercise by any Lender of its rights, together with reasonable attorneys' fees, expenses of collection and court costs, as provided in the Loan Documents; and (c) any other indebtedness or liability of Baldwin to the Lenders, whether direct or indirect, absolute or contingent now or hereafter arising; provided, however, that any liabilities and Indebtedness resulting from the Securitization and from the Previous Fifth Third transaction are specifically excluded from the definition of Obligations.

                  "OSHA LAW" shall mean the Occupational Safety and Health Act of 1970, any successor thereto, and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety.

                  "OTHER REPORTS" shall have the meaning set forth in Section 3.11(a)(i).

                  "PARTICIPATION PERCENTAGE" for each Lender means the percentage set forth below opposite such Lender.


======================================== ====================================
                 LENDER                        PARTICIPATION PERCENTAGE
---------------------------------------- ------------------------------------
Fifth Third                                              50%
---------------------------------------- ------------------------------------
NBD                                                      50%
======================================== ====================================


                  "PATENTS" shall mean all of the following in which Borrower now holds or hereafter acquires any interest: (i) all letters patent of the United States or any country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof or any other country, and (ii) all reissues, continuations, continuations-in-part or extensions thereof.

                  "PERMITTED LIENS" shall mean: (a) Liens for taxes, assessments or other governmental charges or levies not yet delinquent or which are being contested in good faith by appropriate action and as to which adequate reserves shall have been set aside in conformity with GAAP;
         (b) Liens of mechanics, materialmen, landlords, warehousemen, carriers and similar Liens arising in the future in the ordinary course of business for sums not yet delinquent, or being contested in good faith if a reserve or other appropriate provision in accordance with GAAP shall have been made therefor and which are, in addition, satisfactory to Agent in its reasonable discretion; (c) statutory Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance, social security, and similar items for sums not yet delinquent or being contested in good faith, if a reserve or other appropriate provision in accordance with GAAP shall have been made therefor and which are, in addition, satisfactory to Agent in its reasonable discretion; (d) lessor's Liens arising from operating leases entered into in the ordinary course of business; (e) Liens arising from legal proceedings, so long as such proceedings are being contested in good faith by appropriate proceedings, appropriate reserves have been established therefor in accordance with GAAP and which are, in addition, satisfactory to Agent in its reasonable discretion, and so long as execution is stayed and bonded on appeal on all judgments resulting from any such proceedings; (f) Liens in favor of Agent for the benefit of the Lenders granted hereunder; and (g) Liens arising pursuant to the Permitted Securitization Documents.

                  "PERMITTED SECURITIZATION DOCUMENTS" shall mean: (i) the Purchase and Sale Agreement, (ii) Liquidity Agreement, as amended, supplemented or otherwise modified from time to time with the prior written consent of Agent and (iii) the Baldwin/KAC Purchase Agreement.

                  "PERSON" shall mean an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization, and a government or any department or agency thereof.

                  "PREVIOUS FIFTH THIRD TRANSACTION" shall mean that certain General Loan and Security Agreement by and between Baldwin and Fifth Third dated as of June 15, 1989, as amended by an Amended and Restated General Loan and Security Agreement dated as of February 24, 1994.

                  "PRIME RATE" shall mean a fluctuating interest rate per annum equal to the prime, base or reference rates of interest announced publicly from time to time (whether or not charged in each instance) by Agent (or any successor thereof) as such bank's prime, base, or reference rate. Each change in the Prime Rate shall become effective on the day the applicable reference bank announces a change in its prime or reference rate. Baldwin acknowledges that Agent may extend credit at rates of interest less than its announced prime, base or reference rate.

                  "PRIME RATE LOANS" shall mean Loans bearing interest at a rate determined by reference to the Prime Rate.

                  "PURCHASE AND SALE AGREEMENT" shall mean the Purchase and Administration Agreement dated as of October 1, 1990 among Retailer Funding Corporation, KAC, Baldwin and GECC, as amended, supplemented or otherwise modified from time to time.

                  "REIMBURSEMENT OBLIGATIONS" means any amounts owing by Borrower to the Lender on account of draws or disbursements under or with respect to the Letters of Credit.

                  "RENTALS" shall have the meaning set forth in Section 10.2(o).

                  "REQUISITE LENDERS" means the Lenders whose aggregate Participation Percentages are greater than or equal to sixty-six and two-thirds percent (66 2/3%).

                  "SECURITIZATION" shall mean the transaction whereby Baldwin sells retail installment contracts to KAC who thereupon sells such retail installment contracts to Retail Funding Corporation which sells an undivided pool interest in such contracts.

                  "SUBORDINATED DEBT" shall have the meaning set forth in
         Section 10.3.

                  "SUBSIDIARIES" shall mean any corporation in which a Person owns or controls greater than fifty percent (50%) of the voting securities, or any partnership or joint venture in which a Person owns or controls greater than fifty percent (50%) of the aggregate equitable interest. The term "Subsidiary" means any one of the Subsidiaries.

                  "TANGIBLE NET WORTH" shall have the meaning set forth in
         Section 10.3.

                  "TERMINATION EVENT" means (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder, but not including any such event for which the thirty (30) day notice requirement has been waived by applicable PBGC regulation; or (ii) the withdrawal of Borrower or an ERISA Affiliate of Borrower from a Guaranteed Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; or
         (iii) the filing of a notice of intent to terminate a Guaranteed Pension Plan or the treatment of a Guaranteed Pension Plan amendment as a termination under Section 4041 of ERISA; or (iv) the institution of proceedings to terminate a Guaranteed Pension Plan by the Pension Benefit Guaranty Corporation; or (v) the withdrawal or partial withdrawal of Borrower or an ERISA Affiliate of Borrower from a Multiemployer Plan; or (vi) any other event or condition which might reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Guaranteed Pension Plan.

                  "TOTAL CREDIT" shall mean Forty Million and 00/100 Dollars ($40,000,000.00).

                  "TRADEMARKS" shall mean all of the following in which Borrower now holds or hereafter acquires any interest: (i) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof or any other country, and (ii) all reissues, extensions or renewals thereof.

                  "TOTAL CREDIT LIMIT" shall have the meaning set forth in
         Section 3.2.

                  "UCC" shall mean the Uniform Commercial Code as in effect in the State of Ohio and any successor statute, together with any regulations thereunder, in each case as in effect from time to time. References to sections of the UCC shall be construed to also refer to any successor sections.

                  "UCC FINANCING STATEMENTS" mean the UCC financing statements naming the Borrower, as debtor, and Agent, for the ratable benefit of Lenders, as creditor, which UCC financing statements describe all or some portion of the Collateral and which together perfect Agent's security interest in the Collateral.

                  "UNMATURED DEFAULT" shall mean any event which, but for the passage of time or notice, or both, would be a Default.

                  "VALUE" means the wholesale dealer cost of Baldwin's Eligible Inventory, and the cost or Eligible Raw Materials, (exclusive of discounts, rebates, credits, including, without limitation price protection credits, incentive payments and all other general intangibles relating to such Eligible Inventory), as determined in accordance with GAAP.

                                   ARTICLE 3.
                                   ----------

                                 CREDIT FACILITY
                                 ---------------

         Section 3.1 TOTAL CREDIT FACILITY. In consideration of Baldwin's payment and performance of its Obligations and subject to the terms and conditions contained in this Credit Agreement, the Lenders agree to provide, and Baldwin agrees to accept, an aggregate credit facility of up to Forty Million and 00/100 Dollars ($40,000,000.00) (the "TOTAL CREDIT"), subject to the terms and conditions hereof (the "CREDIT FACILITY"). No Loans need be made by the Lenders if Baldwin is in Default or if there exists any Unmatured Default. This is an agreement regarding the extension of credit, and not the provision of goods or services.

         Section 3.2 LOANS. Subject to the terms of this Credit Agreement, each Lender severally and not jointly agrees, for so long as no Default or Unmatured Default exists and upon the terms of and subject to the conditions contained in this agreement, to provide to Baldwin, and Baldwin agrees to accept, working capital and general corporate financing on Eligible Accounts, Eligible Raw Materials and Eligible Inventory, up to each Lender's Participation Percentage of the Total Credit Limit, in the maximum aggregate unpaid principal amount at any time equal to the lesser of: (i) the Borrowing Base; and (ii) the Total Credit ("TOTAL CREDIT LIMIT"). A request for a Loan shall be made, or shall he deemed to be made, as provided in Section 6.1 hereof.

                  (a) ELIGIBLE ACCOUNTS/ELIGIBLE INVENTORY/ELIGIBLE RAW
         MATERIALS.

                           (i) ELIGIBLE ACCOUNTS. On receipt of each Borrowing
                  Base Certificate, in the form of Exhibit C, together with such supporting information as Agent may require from time to time (the "BORROWING BASE CERTIFICATE"), Agent will credit Baldwin with the lesser of: (i) eighty percent (80%) of the net amount of the Eligible Accounts which are, absent error or other discrepancy, listed in such Borrowing Base Certificate ("ELIGIBLE ACCOUNT AVAILABILITY"); and (ii) Ten Million and 00/100 Dollars ($10,000,000.00) plus the amount of any unused portion of the Eligible Inventory Availability not to exceed an additional sum of Ten Million and 00/100 Dollars ($10,000,000.00). For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts LESS any and all returns, discounts (which may, at Agent's option, be calculated on shortest terms), credits, rebates, allowances, or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding, or payable in connection with such Accounts at such time.

                           (ii) ELIGIBLE INVENTORY. On receipt of each Borrowing
                  Base Certificate, Agent will credit Baldwin with the lesser of: (i) sixty five percent (65%) of the

                  Value of Eligible Inventory which is, absent error or other discrepancy, listed in such Borrowing Base Certificate, and
                  (ii) Twenty-Five Million Dollars and 00/100 Dollars ($25,000,000.00) plus the amount of any unused portion of the Eligible Account Availability not to exceed an additional sum of Ten Million Dollars ($10,000,000) LESS the face amount of any outstanding Letters of Credit (such lesser amount being called the "ELIGIBLE INVENTORY AVAILABILITY").

                           (iii) ELIGIBLE RAW MATERIALS AVAILABILITY. On receipt
                  of each Borrowing Base Certificate, Agent will credit Baldwin with the lesser of: (1) the sum of ten percent (10%) of the Value of Raw Materials consisting of electronic components, plus fifty percent (50%) of the Value of all other Raw Materials; and (2) Five Million and 00/100 Dollars ($5,000,000.00) (such lesser amount being called the "ELIGIBLE RAW MATERIALS AVAILABILITY").

         Section 3.3 THE NOTES. The absolute and unconditional obligation of Borrower to repay to each Lender its respective Participation Percentage of the principal of the Loan and the interest thereon shall be evidenced by separate notes (the "Notes" and each individually, a "Note"), for each Lender in the amount of its respective Participation Percentage of the Total Credit dated as of the Closing Date substantially in the form of Exhibit D. All payments under the Notes shall be made to Agent at its Head Office, for the account of Lenders, and Agent shall allocate all payments on the Loan received from Borrower among all Lenders in accordance with each Lender's Participation Percentage of such Loan.

         Section 3.4 MANDATORY PREPAYMENT. If at any time and for any reason the aggregate amount of outstanding Loans exceeds the Borrowing Base, Baldwin will, immediately upon demand, repay an amount of the Loans made to it by the Lenders hereunder equal to such excess. In addition, Baldwin shall immediately pay Agent whatever sums may be necessary from time to time to remain in compliance with the Total Credit Limit, as such limit may change from time to time, including, without limitation, as a result of any Collateral no longer being deemed an Eligible Account, Eligible Inventory, or Eligible Raw Materials or as a result of any change in the Value of any Eligible Inventory, Eligible Raw Materials or in the amount of any Eligible Account.

         Section 3.5       INTEREST; CALCULATION OF CHARGES; FEES.

                  (a)      LOANS.

                           (i) INTEREST. Baldwin hereby agrees to pay interest
                  to Agent for the benefit of the Lenders, on the average daily loan balance owed under Baldwin's Loans at the following rate(s): (A) for so long as the Agent, for the benefit of the Lenders, does not have a first priority security interest (subject to Permitted Liens), at a rate equal to one-half of one percentage point (0.5%) per annum above the Prime Rate and
                  (B) upon release of the first priority security interest in Borrower's assets in favor of GECC, and confirmation of the first priority nature of Agent's lien through standard lien searches, for the benefit of the Lenders, at a rate of one and one-half percentage points (1.5%) per annum above the LIBOR Rate. Interest on Loans prior to maturity shall be payable monthly and at maturity.

                           (ii) CALCULATION OF CHARGES. Such interest rate will:
                  (1) be computed based on a three hundred sixty (360) day year;
                  (2) be calculated with respect to each day by multiplying the Daily Rate (as defined below) by the average daily loan balance; and (3) accrue from the date of a Loan advanced to or for the benefit of Baldwin, until the Agent, on behalf of the Lenders receives full payment of the principal debt Baldwin owes the Lenders in good funds in accordance with Section 6.4 and the Lenders apply such payment to Baldwin's principal debt in accordance with the terms of this Credit Agreement.

                           (iii) DEFINITIONS. The "DAILY RATE" is the quotient
                  of the applicable annual rate provided herein divided by three hundred sixty (360). The average daily loan balance is the average of all days in the month being billed of the amount of outstanding principal debt which Baldwin owes the Lenders on the Loans at the end of each day after the Lenders has credited payments which it has received on the Loan.

                  (b) Borrower shall pay to Agent the following fees, to be distributed pro-rata among the Lenders in accordance with their respective Participation Percentages:

                           (i) a non-refundable execution fee of Sixty-Two
                  Thousand Five Hundred and 00/100 Dollars ($62,500.00) to be paid upon execution of this Credit Agreement by the Lenders;

                           (ii) a commitment fee of One Hundred Thirty-Seven
                  Thousand Five Hundred and 00/100 Dollars ($137,500.00) to be paid on the Closing Date; provided, however, that the fee under this clause (ii) shall be zero if, on the Closing Date, the Lien in favor of GECC is not prior and senior to the Lien in favor of Agent, for the benefit of the Lenders;

                           (iii) an annual facility fee of Fifty Thousand and
                  00/100 Dollars ($50,000.00) to be paid at the end of the first Loan Year; and

                           (iv) an annual facility fee of Fifty Thousand and
                  00/100 Dollars ($50,000.00) to be paid at the end of the second Loan Year.

         Section 3.6 BILLING STATEMENT Agent will send Baldwin a monthly billing statement identifying all charges due on Baldwin's account with the Lenders. The charges specified on each billing statement will be: (a) due and payable in full immediately on receipt; and (b) for an amount stated, absent manifest error. Agent may adjust the billing statement at any time to conform to applicable law and this Credit Agreement.

         Section 3.7 LOAN PROCEEDS. The parties intend that all indebtedness incurred hereunder shall be governed exclusively by the terms of this Credit Agreement and the other Loan Documents, and shall not, unless requested by the Lenders, be evidenced by notes or other evidences of indebtedness. Upon any such request, Baldwin will immediately execute and deliver any such note or other evidence reasonably requested by the Lenders. Any fees, charges or expenses charged to the Lenders by any bank for payments made by the Lenders at Baldwin's request shall be immediately payable by Baldwin. All advances and other obligations of Baldwin made hereunder will constitute a single obligation.

         Section 3.8 DEFAULT INTEREST RATE. If a Default occurs, and unless and until cured or waived, Agent or any Lenders may without prior demand, raise the rate of interest accruing on the disbursed unpaid principal balance of any Loan by three percentage points (3%) above the rate of interest otherwise applicable (the "DEFAULT INTEREST RATE"), whether or not the Lenders elect to accelerate the unpaid principal balances as a result of a Default. Agent will use reasonable efforts to attempt to notify Baldwin before imposing the Default Interest Rate permitted by this Section.

         Section 3.9 INTEREST RATE AFTER CERTAIN EVENTS. If a judgment is entered against Baldwin for sums due under any of the Obligations, as applicable, the amount of the judgment entered (which may include principal, interest, reasonable attorneys' fees and costs) shall bear interest at the Default Interest Rate as of the date of entry of the judgment. All Obligations of Baldwin described in clauses (a) and (b) of the definition thereof shall bear interest at the Default Interest Rate.

         Section 3.10 VERIFICATION RIGHTS OF THE LENDERS. Lenders may at any time or times hereafter, with notice to Baldwin (but without disclosing the names of the Account Debtors), verify the validity, amount or any other matter relating to any Account by mail, telephone or other means, in the name of Baldwin or any Lender.

         Section 3.11      REPORTS.

                  (a) MONTHLY REPORTS. In addition to the Monthly Compliance Certificate, as provided in Section 10.3(b), Baldwin will to provide to the Lenders by the fifteenth (15th) day of each month, or more frequently if requested by Agent, in each case as of the last day of the immediately prior month, each of the following: (i) Inventory aging report; (ii) aging of Accounts; and (iii) aging of Baldwin's accounts payable (the "MONTHLY REPORTS").

                           (i) OTHER REPORTS. Baldwin agrees to provide the
                  Lenders within five (5) Business Days after each request by Agent any other report or information reasonably obtainable by Baldwin (the "Other Reports").

                           (ii) ACCURACY OF REPORTS. The Monthly Reports and the
                  Other Reports will be true and correct in all material respects. Baldwin acknowledges the

                  Lenders' reliance on the truthfulness and accuracy of each Monthly Report and the Other Reports.

         Section 3.12 ESTABLISHMENT OF RESERVES. Notwithstanding the foregoing provisions of Section 3.2, Lenders shall have the right to establish reserves in such amounts, and with respect to such matters, as Lenders shall deem necessary or appropriate, against the amount of Loans which Baldwin may otherwise request under Section 3.2, including, without limitation, with respect to (a) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of Baldwin's business;
(b) shrinkage, spoilage and obsolescence of Inventory; (c) slow moving Inventory; (d) other sums chargeable against Baldwin as Loans under any Section of this Credit Agreement; and (e) such other matters, events, conditions or contingencies as to which a Lender in its sole credit judgment determines reserves should be established from time to time hereunder.

         Section 3.13      INCREASED COST.

                  (a) INCREASED COSTS. If, as a result of any law, regulation, treaty or directive, or any change therein, or in the interpretation or application thereof or compliance by the Lenders with any request or directive (whether or not having the force of law) from any court or governmental authority, agency or instrumentality:

                           (i) the basis of taxation of payments to the Lenders
                  (for purposes of this Section 3.13(a), a Lender shall also refer to any affiliates of such Lender engaged in the funding of the lending obligations hereunder) of the principal of or interest on any Loan (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office) is changed;

                           (ii) any reserve, special deposit or similar
                  requirements against assets of, deposits with or for the account of, or credit extended by, a Lender are imposed, modified or deemed applicable; or

                           (iii) any other condition affecting this Credit
                  Agreement or the Loans is imposed on a Lender or the interbank Eurodollar market;

         and a Lender determines that, by reason thereof, the cost to such Lender of making or maintaining any of the Loans is increased, or the amount of any sum receivable by such Lender hereunder in respect of any of the Loans is reduced;

         THEN, Baldwin shall pay such Lender upon thirty (30) days written notice from such Lender (which notice shall be accompanied by a statement setting forth the basis for the calculation thereof but only to the extent not theretofore provided to Baldwin) such additional amount or amounts as will compensate such Lender for such additional cost or reduction (provided such amount has not been compensated for in the calculation of the currency Reserve Percentage). Notwithstanding the foregoing, no Lender will be entitled to the amount of such additional cost or reduction for any period which is more than six (6) months prior to the date of notice by such Lender to Baldwin hereunder. Determinations by a Lender for purposes of this Section of the additional amounts required to compensate such Lender in respect of the foregoing shall be conclusive, absent manifest error.

                  (b) DOLLAR DEPOSITS UNAVAILABLE OR INTEREST RATE UNASCERTAINABLE. If Baldwin has any Loan outstanding, or has notified Agent of the intention to obtain a Loan as provided herein, then if prior to the date that the LIBOR Rate is determined, Agent determines (which determination shall be conclusive and binding on the parties hereto) that three-month deposits of the necessary amount are not available to the Lenders in the interbank dollar market or that by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate applicable to such period or term, as the case may be, Agent shall promptly give notice of such determination to Baldwin, and any notice of new Loans previously given by Baldwin and not yet borrowed shall be deemed a notice to make a Prime Rate Loan to the extent of the Lenders' proposed Loan.

                  (c) CHANGES IN LAW RENDERING LIBOR LOANS UNLAWFUL. If at any time due to any new law, treaty or regulation, or any change of any existing law, treaty or regulation, or any interpretation thereof by any governmental or other regulatory authority charged with the administration thereof, or for any other reason arising subsequent to the date hereof, it shall become unlawful for the Lenders to fund any Loan which it is committed to make hereunder, the obligation of the Lenders to provide Loans based on LIBOR shall, upon the happening of such event forthwith be suspended for the duration of such illegality. If any such change shall make it unlawful to continue Loans previously made by it hereunder, Agent shall, upon the happening of such event notify Baldwin thereof in writing stating the reasons therefor, and Baldwin shall, if required by such law, regulation or interpretation, on such date as shall be specified in such notice, or prepay all such Loans, without any penalty or premium whatsoever (except as provided in Section 3.13(e)), to the Lenders in full. Any prepayment made pursuant to this Section 3.13(c) shall be deemed to reduce the aggregate Credit available hereunder by the principal amount so prepaid. Any such prepayment shall be subject to the provisions of Section 3.13(e).

                  (d) CAPITAL ADEQUACY. If a Lender shall determine at any time after the Effective Date that the adoption of any law, rule, guideline or regulation regarding capital adequacy, or compliance with any law, rule, guideline or regulation regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any request or directive or compliance with any law, rule, guideline or regulation regarding capital adequacy (whether or not having the force of law) from any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on a Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then Baldwin shall pay to such Lender upon demand such amount or amounts, in addition to the amounts payable under the other provisions of this Credit Agreement, as will compensate such Lender for such reduction. Any such demand by such Lender hereunder shall be in writing, and shall set forth the reasons for such demand and copies of all documentation reasonably relevant in support thereof. Notwithstanding the foregoing, no Lender will be entitled to receive such additional amount for any period which is more than six (6) months prior to the date of such Lender's written demand to Baldwin as provided hereunder. Determinations by a Lender for purposes of this
         Section 3.13(d) of the additional amount or amounts required to compensate such Lender in respect of the foregoing shall be conclusive in the absence of manifest error. In determining such amount or amounts, a Lender may use any reasonable averaging and attribution methods.

                  (e) DISCRETION AS TO MANNER OF FUNDING. Notwithstanding any provision of this Credit Agreement to the contrary, a Lender may fund and maintain its funding of all or any part of its Loans in any manner it elects, it being understood, however, that for the purposes of this Credit Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each Loan through the purchase of deposits having a maturity corresponding to the maturity of each Loan and bearing an interest rate equal to the LIBOR Rate. A Lender may, if it so elects fulfill any commitment to make Loans by causing an affiliate to make or continue such Loans, provided, however, that in such event such loans shall be deemed for the purposes of this Credit Agreement to have been made by such Lender, and the obligation of Baldwin to repay such Loans shall nevertheless be to the Lenders and shall be deemed held by such Lender on behalf of the Lenders, to the extent of such Loans, for the account of such branch or affiliate.

         Section 3.14 COLLECTIONS. Baldwin will direct all Account Debtors to make all remittances to, and Baldwin will deposit all collections on Accounts received directly by Baldwin into, a lockbox account or accounts reasonably designated by Agent. All Funds in such accounts immediately shall become the property of Agent for the benefit of the Lenders and Baldwin shall obtain the agreement of such banks to waive any offset rights against the funds so deposited. Until delivery to such account(s), Baldwin will keep such remittances separate and apart from Baldwin's own funds so that they are capable of identification as the property of Agent and will be held in trust for the Lenders. Agent may upon the occurrence and continuation of a Default notify any Account Debtor of the assignment of Accounts and collect the same. All proceeds received or collected by Agent with respect to Accounts, and reserves and other property of Baldwin in possession of Agent at any time or times hereafter, may be held by Agent without interest to Baldwin until all Obligations are paid in full or applied by Agent on account of the Obligations. Agent may release to Baldwin such portions of such reserves and proceeds as Agent may determine.

         Section 3.15 ADVANCEMENTS. If Baldwin fails to: (a) perform any of the affirmative covenants contained herein, (b) protect or preserve the Collateral; or (c) protect or preserve the status and priority of the Liens and security interest of Agent for the benefit in the Collateral, the Lenders may make advances to perform those obligations. Agent will use reasonable efforts to attempt to give Baldwin notice prior to making such advancement. All sums so advanced will be due and payable upon demand and will immediately upon advancement become secured by the security interests created by this Credit Agreement and will be subject to the terms and provisions of this Credit Agreement and all of the Loan Documents. Agent may add all sums so advanced, plus any expenses or costs incurred by Agent or any Lender, including reasonable attorneys' fees, as outstanding Loans as Agent may designate in its sole discretion. The provisions of this Section will not be construed to prevent the institution of rights and remedies of Agent or any Lender upon the occurrence of a Default. Any provisions in this Credit Agreement to the contrary notwithstanding, the authorizations contained in this Section will impose no duty or obligation on any Lender to perform any action or make any advancement on behalf of Baldwin and are for the sole benefit and protection of the Lenders.

         Section 3.16 CONTINUING REQUIREMENTS - ACCOUNTS. Baldwin will: (a) not permit or agree to any extension, compromise or settlement or make any change to any Account outside the ordinary course of business; (b) affix appropriate endorsements or assignments upon all such items of payment and proceeds so that the same may be properly deposited by Agent to Agent's account; (c) monthly notify Agent in writing which Accounts may be deemed Ineligible Accounts; and
(d) mark all chattel paper and instruments, now owned or hereafter acquired by it but excluding the chattel paper which Baldwin sells to KAC in conjunction with the Securitization, to show that the same are subject to the Lenders' security interest and immediately thereafter deliver such chattel paper and instruments to the Lenders with appropriate endorsements and assignments to the Lenders.

                                   ARTICLE 4.
                                   ----------

                                LETTERS OF CREDIT
                                -----------------

         Section 4.1 OBLIGATION TO ISSUE LETTERS OF CREDIT. Subject to the terms and conditions of this Credit Agreement, prior to the maturity of the Loans (whether by acceleration or otherwise) and so long as no Default has occurred and is continuing, Issuing Bank agrees to issue, in accordance with Issuing Bank's usual and customary business practices, one or more Letters of Credit at the request of Borrower, provided that Issuing Bank shall not issue any Letter of Credit if: (a) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain Issuing Bank from issuing such Letter of Credit or any rule, regulation or law applicable to Issuing Bank or any request or directive from any governmental authority with jurisdiction over Issuing Bank shall prohibit or request that Issuing Bank refrain from the issuance of letters of credit generally or such Letters of Credit in particular or shall impose upon Issuing Bank with respect to such Letters of Credit any restriction or reserve or capital requirement (for which Issuing Bank is not otherwise compensated) not in effect on the date hereof, or any un-reimbursed loss, cost or expense which was not applicable, in effect or known to Issuing Bank as of the date hereof in which Issuing Bank in good faith deems material to it; or (b) any of the conditions precedent for the issuance of such Letter of Credit or other terms and provisions of this Loan or any subsequent loans hereof are not satisfied.

         Section 4.2 EXPIRATION DATE OF LETTERS OF CREDIT. The expiration date of any Letter of Credit shall not be later than the earlier of (a) twelve (12) months after the date of the issuance thereof, or (b) the third (3rd) anniversary of the Closing Date.

         Section 4.3 LETTERS OF CREDIT DEEMED TO BE LOANS. All Letters of Credit issued by Issuing Bank shall be issued in connection with this Credit Agreement and Borrower's obligation to pay any amount drawn under any Letter of Credit shall constitute an Obligation hereunder and shall be bound by and shall benefit from all the terms, provisions and conditions hereunder, including without limitation, Issuing Bank's rights to recover costs and expenses relating thereto as provided in this Credit Agreement and Issuing Bank's remedies upon the occurrence of an Event of Default. Each Letter of Credit issued hereunder shall reduce the amount of Loan proceeds available for disbursement under the Credit Commitment in an amount equal to the face amount of each such Letter of Credit. No interest shall accrue on the amount of undisbursed Loan proceeds representing the aggregate amount of the Letters of Credit until such time as such Letters of Credit are drawn upon.

         Section 4.4 PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT. Borrower shall give Issuing Bank two (2) Business Days prior written notice, or telephonic or electronically transmitted notice confirmed promptly thereafter in writing, of any requested issuance of a Letter of Credit under this Credit Agreement. Such notice shall specify the stated amount of the Letter of Credit requested, the effective date (which day shall be a Business Day) of issuance of such requested Letter of Credit, the date on which such requested Letter of Credit is to expire (which date shall be a business day and shall in no event be later than the third anniversary of the Closing Date), the proposed beneficiaries of such Letter of Credit, the conditions for draws under such Letter of Credit, and any other information relevant thereto as Issuing Bank may request. Unless there is a Default or Event of Default hereunder, or unless the amount of the Letter of Credit exceeds the limitations set forth by Section 4.7 hereof, then, subject to the terms and conditions of this Credit Agreement, Issuing Bank shall issue, on the requested date, a Letter of Credit for the account of Borrower in accordance with Issuing Bank's usual and customary business practices.

         Section 4.5 REIMBURSEMENT OBLIGATIONS. Borrower agrees that all Reimbursement Obligations owing to Issuing Bank under or with respect to each such Letter of Credit issued by Issuing Bank shall be deemed to be a request for a draw or advance hereunder and shall be deemed to have been disbursed to Borrower as a Loan hereunder. Borrower hereby promises to pay to Agent any and all Reimbursement Obligations hereunder. Interest shall begin to accrue on the Reimbursement Obligations on the day such Reimbursement Obligations are incurred by Borrower as a result of disbursement under the Letter of Credit.

         Section 4.6       LETTER OF CREDIT FEES.

                  (a) With respect to each stand-by Letter of Credit issued by the Issuing Bank, Borrower shall pay to the Agent a fee in the amount of one percent (1.0%) per annum (computed on the basis of a 360-day year for the days elapsed) of the daily average undrawn face amount of each of the stand-by Letters of Credit ("Stand-by Letter of Credit Fee"). The Stand-by Letter of Credit Fee shall be paid to the Agent in advance on the date of issuance thereof . The Agent agrees to disburse from such Stand-by Letter of Credit Fee, promptly upon receipt, to each Lender in proportion to its Participation Percentage.

                  (b) With respect to commercial Letters of Credit issued by the Issuing Bank, Borrower shall pay to the Issuing Bank fees in accordance with the fee schedule set forth in Schedule 4.7 hereto ("Commercial Letter of Credit Fees"). The Commercial Letter of Credit Fees shall be paid to the Issuing Bank on the date on which the service for which such fee applies is performed by the Issuing Bank or if such day is not a Business Day on the next succeeding Business Day commencing on the first such date following the issuance of any commercial Letter of Credit.

         Section 4.7 AMOUNT OF LETTERS OF CREDIT. At no time shall the aggregate amount of all of the issued and outstanding Letters of Credit exceed Ten Million and 00/100 Dollars ($10,000,000.00), nor shall the sum of all Letters of Credit outstanding and all Loans outstanding exceed the Revolving Credit Commitment.

         Section 4.8 LETTER OF CREDIT PARTICIPATIONS. By issuance of a Letter of Credit and without any further action on the part of Issuing Bank or Lenders in respect thereof, Issuing Bank hereby grants to each Lender, and each Lender hereby agrees to acquire from Issuing Bank, a participation in such Letter of Credit equal to such Lender's Participation Percentage of the face amount of such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to Agent on behalf of Issuing Bank, such Lender's Participation Percentage of any Reimbursement Obligation. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 4.8 in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including without limitation the occurrence and continuance of a default or an event of default hereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                                   ARTICLE 5.
                                   ----------

                                TERM OF AGREEMENT
                                -----------------

         Section 5.1 TERMINATION. This Credit Agreement will continue in full force and effect until October 1, 2000; PROVIDED, HOWEVER, that if Agent's lien for the benefit of the Lenders, in the Collateral, is not a first priority security interest (subject to Permitted Liens other than those described in clause (g) of the definition of Permitted Liens) on or prior to December 31, 1997, this Credit Agreement shall terminate on April 1, 1999. Notwithstanding the foregoing, Baldwin may terminate this Credit Agreement at any time with sixty (60) days prior written notice to Agent, and with less than sixty (60) days prior written notice to Agent upon the payment to Agent of an early termination fee equal to the sum of Fifty Thousand and 00/100 Dollars ($50,000.00). This sum will also be paid by Baldwin if this Credit Agreement is terminated on account of Baldwin's Default. The early termination fee represents liquidated damages and is not a penalty. Any termination of this Credit Agreement by Baldwin will have the effect of accelerating the maturity of all Obligations not then otherwise due. Baldwin may only elect to terminate this Credit Agreement in its entirety only, no Section or lending facility may be terminated singly.

         Section 5.2 EFFECT OF TERMINATION. Baldwin will not be relieved from any Obligations to the Lenders arising out of the Lender's advances or commitments made before the effective termination date of this Credit Agreement. The Lenders will retain all of their rights, interests and remedies hereunder until Baldwin has paid all of Baldwin's Obligations to the Lenders. All waivers set forth within this Credit Agreement will survive any termination of this Credit Agreement.

                                   ARTICLE 6.
                                   ----------

                       BORROWING AND REPAYMENT PROCEDURES
                       ----------------------------------

         Section 6.1       BORROWING PROCEDURES.

                  (a) GENERALLY. A request for a Loan shall be made, or shall be deemed to be made, in the following manner: (i) Baldwin may give the Agent written notice of its intention to borrow during a calendar month as of the last Business Day of the preceding calendar month by providing a Borrowing Base Certificate to Agent as of the last Business Day of such preceding month (ii) the becoming due of any amount required to be paid under this Credit Agreement as interest shall be deemed irrevocably to be a request for a Loan on the due date in the amount required to pay such interest; and (iii)) the becoming due of any other Obligations shall be deemed irrevocably to be a request for a Loan on the due date in the amount then so due.

         For purposes of Subpart (i) above, Baldwin agrees that the Lenders may rely and act upon any request for a Loan from any individual who Agent, absent gross negligence or willful misconduct, believes to be a representative of Baldwin

                  (b) CONDITIONS PRECEDENT TO EACH LOAN. Without limiting the applicability of the conditions precedent set forth in ARTICLE 8 below to the Lenders' obligations to make any Loan, the obligation of the Lenders to make any Loan shall be subject to the further conditions precedent that, on the date of each such Loan:

                           (i) The following statements shall be true: (A) the
                  representations and warranties contained in ARTICLE 9 hereof are correct on and as of the date of such Loan as though made on and as of such date, and (B) there exists no Default or Unmatured Default, nor would any Default or Unmatured Default result from the making of the Loan requested by Baldwin;

                           (ii) Agent shall have received a completed Borrowing
                  Base Certificate, signed by Baldwin, and dated as of the last Business Day of the immediately preceding month in which the Loan is requested; and

                           (iii) Agent shall have received such other approvals,
                  opinions or documents as it may reasonably request.

Baldwin agrees that the making of a request by Baldwin for a Loan, shall constitute a certification by Baldwin and the person(s) executing or giving the same that all representations and warranties of Baldwin herein are true as of the date thereof and that all required conditions to the making of the Loan have been met.

                  (c) AGENT MAY MAKE ADVANCES. In order to administer the making of draws and advancements on Revolving Credit Loans under this Section 6.1, Agent may advance to Borrower, for and on behalf of each Lender, each Lender's Participation Percentage of each Loan; PROVIDED, HOWEVER, that Agent may collect from each Lender its Participation Percentage in the Loans advanced by Agent if the balance of all prior advances since the immediately preceding Settlement Date (as defined in paragraph 6.1(d) below), after applying all payments on the Loans since such date, exceeds One Million and 00/100 Dollars ($1,000,000.00); PROVIDED, FURTHER, that Agent shall not be deemed to have assumed any liability as a Lender hereunder as a consequence of any advance which Agent may make on behalf of the Lenders under this Section 6.1(c)and no such advance by Agent shall in any way relieve any Lender of its obligations to pay its Participation Percentage and make Revolving Credit Loans.

                  (d) SETTLEMENT OF ADVANCES. At such intervals or times as are determined by Agent, but no less frequently than weekly (each such date being a "Settlement Date"), Agent will report to each Lender the status of Borrower's account with Agent on the preceding Settlement Date and the collections from and advances made to Borrower during the period since the next preceding Settlement Date ("Advance Period"). In each report, Agent will compute the difference between the sun of advances made during the Advance Period and the sum of payments made on the Revolving Credit Loans during the Advance Period. If the collections from Borrower exceed the advances made to borrower during the Advance Period, Agent will distribute to each Lender on the next Business Day following the Settlement Date, an amount equal to its Participation Percentage of such collections. If the advances to Borrower exceed the collections from Borrower during the Advance Period, each Lender shall pay to Agent its Participation Percentage of such advances prior to 11:00 a.m. (EST) on the Business Day following the Settlement Date. The payment by each such Lender of such aggregate amount shall be made to the Agent at Agent's Head Office in immediately available and freely transferrable funds.

         Section 6.2 EXCESS ADVANCES. Agent, in its sole and absolute discretion, may elect to permit the total unpaid balance of Loans to exceed the Total Credit Limit ("EXCESS ADVANCES"), and no such event or occurrence shall cause or constitute a waiver by the Lenders of their right to demand payment of all or any part of the Loans at any time within the terms of this Credit

Agreement or to refuse, in their sole and absolute discretion, to make such other Loans. Any such Excess Advances shall be payable immediately upon demand therefor, unless otherwise specifically agreed to by the Lenders, and shall bear interest at the Default Interest Rate.

         Section 6.3 ALL LOANS ONE OBLIGATION. All Obligations of Baldwin to the Lenders under the Loan Documents shall constitute one obligation to the Lenders secured by the security interest granted in this Credit Agreement, and by all other Liens heretofore, now, or at any time or times hereafter granted by Baldwin. All of the rights of the Lenders set forth in this Credit Agreement shall apply to any modification of or supplement to this Credit Agreement, or Exhibits hereto, unless otherwise agreed in writing.

         Section 6.4 PAYMENTS OF PRINCIPAL AND INTEREST. All payments and amounts due hereunder by Baldwin shall be made or be payable without set-off or counterclaim and shall be made to Agent on the date due at its Head Office or at such other place which Agent may designate to Baldwin in writing. Any payments received after 1:00 p.m. (EST) shall be deemed received on the next Business Day. Whenever any payment to be made hereunder shall be stated to be due on a date other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall be included in the computation of payment of interest or any fees. In order to cause timely payment to be made to Agent of all Obligations as and when due, Borrower hereby authorizes and directs Agent, at Agent's option to debit the account of Borrower maintained with Agent or by increasing the principal balance of the Loan when such Obligations become due.

         Section 6.5 COLLECTION DAYS. All payments and all amounts received hereunder will be credited by Agent to Baldwin's account one (1) day after good funds have been deposited into Agent's general operating account.

                                   ARTICLE 7.
                                   ----------

                          SECURITY FOR THE OBLIGATIONS
                          ----------------------------

         Section 7.1       GRANT OF SECURITY INTEREST.

                  (a) To secure payment of all of Baldwin's current and future Obligations and to secure Baldwin's performance of all of the provisions under this Credit Agreement and the other Loan Documents, Baldwin grants Agent, for the benefit of the Lenders, a continuing security interest in all of Baldwin's inventory, Accounts, contract rights, chattel paper, security agreements, instruments, deposit accounts, reserves and documents; and all judgments, claims, insurance policies, and payments owed or made to Baldwin thereon; all whether now owned or hereafter acquired, all attachments, accessories, accessions. returns, repossessions, exchanges, substitutions and replacements thereto, and all proceeds thereof, excluding, however KAC Accounts, but not the Lenders' interest in the proceeds arising from the sale of such KAC Accounts, and such returned or repossessed inventory" which is specifically excluded from the definition of "Inventory" as provided in this Credit Agreement.

                  (b) All such assets in Subsection (a) above are collectively referred to herein as the "COLLATERAL." All such terms for which meanings are provided in the UCC are used herein with such meanings. All Collateral financed by the Lenders, and all proceeds thereof, will be held in trust by Baldwin for the Lenders, with such proceeds being payable in accordance with this Credit Agreement. Baldwin covenants with the Lenders that the Lenders may realize upon all or part of any Collateral in any order it desires and any realization by any means upon any Collateral will not bar realization upon any other collateral. Baldwin's liability under this Credit Agreement is direct and unconditional and will not be affected by the release or non-perfection of any security interest granted hereunder.

         Section 7.2 FUTURE ADVANCES. The Lenders' security interests shall secure all current and all future advances to Baldwin made by the Lenders under the Loan Documents.

         Section 7.3 FINANCING STATEMENTS. Baldwin shall execute and deliver to Agent for the benefit of the Lenders such financing statements and original documents as may be required by the Lenders with respect to the Lenders' security interests.

         Section 7.4 GUARANTIES. Baldwin shall cause any and all Subsidiaries (other than KAC and any other Subsidiary of Baldwin or KAC formed in connection with the Securitization) whether now existing or hereafter acquired, to execute and deliver guaranties of the Obligations which guaranties shall be substantially in the form of Exhibit E and shall be secured by a perfected security interest in all Accounts and Inventory of such Subsidiaries pursuant to a Subsidiary Security Agreement substantially in the form of Exhibit F.

         Section 7.5 FURTHER ASSURANCES. Baldwin will execute and deliver to Agent, at such time or times as the Lenders may request, all financing statements, security agreements, assignments, certificates, affidavits, reports, schedules, and other documents and instruments that the Lenders may deem necessary to perfect and maintain perfected the Lenders' security interests in the Collateral and to fully consummate the transactions contemplated under all Loan Documents. Baldwin will pay all filing, recording or registration fees.

                                   ARTICLE 8.
                                   ----------

                              CONDITIONS PRECEDENT
                              --------------------

         All duties and obligations of the Lenders under the Loan Documents on the Effective Date, and at all times during the term of this Credit Agreement, are specifically subject to the full and continued satisfaction by Baldwin of the conditions precedent set forth below.

         Section 8.1 CONDITIONS PRECEDENT. The following conditions must be satisfied as of the Closing Date:

                  (a) AGENT'S COUNSEL. Agent's counsel must approve of all matters pertaining to (i) title to the Collateral; (ii) the form, substance and due execution of all Loan

         Documents; (iii) Baldwin's organizational documents; and (iv) all other legal matters, including the application of any laws relating to usury.

                  (b) MATERIAL CHANGE. There must not have been any material adverse change, between June 30, 1997, and the Closing Date, in the condition of Baldwin, the condition of the Business, the value and condition of the Collateral, the structure of Baldwin other than as contemplated herein, or in the financial information, audits and the like obtained by Fifth Third.

                  (c) PERFECTED LIENS. Agent, for the benefit of The Lenders, shall have a perfected Lien and security interest in the Collateral, subject only to the Permitted Liens; and shall have received evidence in form and substance satisfactory to Agent that all filings, recordings, registrations and other actions, including without limitation, the filing of duly executed UCC Financing Statements on Form UCC-1, necessary or, in the opinion of Agent, desirable to perfect the Liens created by the Loan Documents, shall have been completed.

                  (d) INSURANCE. Baldwin shall provide Agent with certificates of insurance evidencing that Baldwin has obtained the insurance as required in Section 10.1(b).

                  (e) LAWS. Baldwin and its Subsidiaries shall be in compliance with all applicable laws and governmental regulations, including, but not limited to, all Environmental Laws, the failure to comply with which would have a material adverse effect on Baldwin, its Subsidiaries or the Business.

                  (f) CERTIFICATE OF GOOD STANDING. A certificate of good standing for Baldwin (or other similar certificate) must be delivered to Agent, from the appropriate governmental authority of Baldwin's state of incorporation and other jurisdictions in which Baldwin maintains an office or factory, dated not earlier than thirty (30) days prior to the Effective Date.

                  (g) OPINION OF BALDWIN'S COUNSEL. Agent must receive a written opinion from counsel for Baldwin, dated the Effective Date, and addressed to and for the benefit of the Lenders, in form and substance of Exhibit G and reasonably satisfactory to Agent.

                  (h) LIEN SEARCHES. Agent shall have received the results of a recent search by a Person satisfactory to Agent, of the UCC, judgment and tax lien filings which may have been filed with respect to personal property of Borrower or any of its Subsidiaries in the jurisdictions listed on Schedule 8.1(h), not more than five (5) days before the Closing Date, that pertain to the Collateral, and the results of such search shall be satisfactory to Agent.

                  (i) OTHER DOCUMENTS. Baldwin shall provide Agent with such other documents, certificates, submissions, insurance policies and other matters as reasonably requested by Agent relating to the transaction herein contemplated.

                  (j) OFFICER'S CERTIFICATE. Agent and each Lender shall have received from Borrower a certificate dated as of the Closing Date, signed by a duly authorized officer and certifying that each of the representations and warranties made by and on behalf of Borrower to Agent and each Lender in this Credit Agreement and in the other Loan Documents was true and correct when made, and is true and correct on and as of the Closing Date.

                  (k) SECRETARY'S CERTIFICATE OF RESOLUTION AND INCUMBENCY. Baldwin shall provide Agent with a copy of all actions taken by Borrower to authorize the execution by Borrower of the Credit Agreement, the Loan Documents and all other documents required under the provisions of the Credit Agreement, along with a certificates of the Secretary or Assistant Secretary of Borrower, dated as of the Closing Date, certifying:

                           (i) that the copies of such actions are true,
                  complete, are in full force and effect and have not been amended, modified, or rescinded;

                           (ii) the name and bearing a specimen signature of
                  each individual who shall be authorized: i) to sign, in the name and on behalf of Borrower, each of the Loan Documents to which Borrower is or is to become a party on the Closing Date; and ii) to give notices and to take other action on behalf of Borrower under the Loan Documents; and

                           (iii) the Articles of Incorporation and By-Laws of
                  Baldwin

                  (l) GUARANTIES. The Lenders shall have received a duly executed Guaranty from Baldwin Piano Company (Canada) Limited, The Wurlitzer Company, Baldwin Trading Company and Signature Leasing Company and shall have perfected a first priority Lien and security interest in the collateral described in such Guaranty, subject to Permitted Liens.

                  (m) PRE-CLOSING REVIEWS. The Lenders must complete reviews with satisfactory results of Baldwin's Inventory and Accounts.

                  (n) PAYOFF. A lien release and payoff letter executed by any and all lienholders on any of the Collateral, other than with respect to the Permitted Liens.

                                   ARTICLE 9.
                                   ----------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         To induce the Lenders to enter into this Credit Agreement, Baldwin makes the representations and warranties set forth below, all of which will remain true in all material respects during the term of this Credit Agreement. Baldwin acknowledges the Lenders' justifiable right to rely upon the representations and warranties set forth below.

         Section 9.1 FINANCIAL STATEMENTS. Baldwin's audited consolidated financial statements as of December 31,1996 and Baldwin's unaudited consolidated financial statement as of June 30, 1997, copies of which have been previously submitted to Agent, have been prepared in conformity with GAAP and present fairly the financial condition of Baldwin and its consolidated Subsidiaries as at such dates and the results of their operations for the periods then ended. Baldwin warrants and represents to the Lenders that all financial statements and information relating to Baldwin or any Guarantor which have been or may hereafter be delivered by Baldwin or any Guarantor are true and correct and have been and will be prepared in accordance with GAAP and, with respect to such previously delivered statements or information, there has been no material adverse change in the financial or business condition of Baldwin or any Guarantor since the submission to the Agent, either as of the date of delivery, or, if different, the date specified therein, and Baldwin acknowledges the Lenders' reliance thereon.

         Section 9.2 NON-EXISTENCE OF DEFAULTS. Neither Baldwin nor any of its Subsidiaries is in default with respect to any material amount of its existing Indebtedness. The making and performance of this Credit Agreement and all other Loan Documents, will not immediately, or with the passage of time, the giving of notice, or both: (a) violate the provisions of the bylaws or any other corporate document of Baldwin; (b) violate any laws to the best of Baldwin's knowledge after diligent inquiry; (c) result in a material default under any contract, agreement, or instrument to which Baldwin is a party or by which Baldwin or its properties are bound; or (d) result in the creation or imposition of any security interest in, or Lien or encumbrance upon, any of the Collateral except the Permitted Liens.

         Section 9.3 LITIGATION. Set forth on SCHEDULE 9.3 is a list of all actions, suits, investigations or proceedings pending or, to the knowledge of Baldwin, threatened against Baldwin or any of its Subsidiaries, as of the date hereof in which there is a reasonable probability of an adverse decision which would materially and adversely affect Baldwin, the Business, or the Value of the Collateral in the aggregate.

         Section 9.4 MATERIAL ADVERSE CHANGES. Baldwin does not know of or expect any material adverse change in the Business, or in Baldwin's or any of the Subsidiaries' assets, liabilities, properties, or condition, financial or otherwise, including changes in Baldwin's financial condition from June 30, 1997 through the Effective Date.

         Section 9.5 TITLE TO COLLATERAL. Except for the Permitted Liens, Baldwin has good and marketable title to all of the Collateral, free and clear of any and all Liens, claims and encumbrances.

         Section 9.6 CORPORATE STATUS. Baldwin and each of the Subsidiaries is a corporation duly organized and validly existing, in good standing, with perpetual corporate existence, under the laws of their respective jurisdictions of formation. Baldwin and its Subsidiaries have the corporate power and authority to own their properties and to transact the business in which they are engaged and presently propose to engage. Baldwin and each Subsidiary is duly qualified as a foreign corporation and in good standing in all states where the nature of their business or the ownership or use of their property requires such qualification, and where failure to so qualify would have a material adverse effect on its business, operations or financial condition.

         Section 9.7 SUBSIDIARIES. All of the Subsidiaries of Borrower, as of the Effective Date., are set forth on Schedule 9.7.

         Section 9.8 POWER AND AUTHORITY. Baldwin has the corporate power to borrow and to execute, deliver and carry out the terms and provisions of the Loan Documents. Baldwin has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of this Credit Agreement and all other Loan Documents and the borrowing thereunder.

         Section 9.9 PLACE OF BUSINESS. Baldwin's chief executive office and the principal place of business is located at 422 Wards Corner Road, Loveland, Ohio 45140. Baldwin's records concerning the Collateral are kept at such chief executive office, or will be kept at such other place that Baldwin informs Agent of not less than 30 days in advance of relocation

         Section 9.10 ENFORCEABILITY OF THE LOAN DOCUMENTS. The Loan Documents executed by Baldwin are the valid and binding obligations of Baldwin and are enforceable against Baldwin in accordance with their terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights.

         Section 9.11 TAXES. Baldwin's federal tax identification number is 31-1091812. Baldwin has (a) filed all federal, state and local tax returns and other reports that it is required by law to file, (b) paid or caused to be paid all taxes, assessments and other governmental charges that are due and payable, the failure of which to pay would have a material adverse effect on the Business, except those contested in good faith and in accordance with accepted procedures, and for which adequate reserves have been established in accordance with GAAP, and (c) made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable. Baldwin has no knowledge of any deficiency or additional assessment in a material amount in connection with any taxes, assessments or charges.

         Section 9.12 COMPLIANCE WITH LAWS. Baldwin, to the best of its knowledge, has complied, and shall cause each Subsidiary to comply, in all material respects with all applicable laws, the failure to comply with which would have a material adverse effect on Baldwin individually, or Baldwin and its Subsidiaries on a consolidated basis.

         Section 9.13 CONSENTS. Baldwin and the Subsidiaries have obtained all material consents, permits, licenses, approvals or authorization of, or effected the filing, registration or qualification with, any governmental entity which is required to be obtained or effected by Baldwin and the Subsidiaries in connection with the Business or the execution and delivery of this Credit Agreement and the other Loan Documents the failure of which to obtain or effect would have a material adverse effect on Baldwin individually, or on Baldwin and its Subsidiaries on a consolidated basis.

         Section 9.14 PURPOSE. Baldwin will use the advances which the Lenders make under the Credit Facility solely for lawful purposes and as described in
Section 3.2 hereof.

         Section 9.15 CONDITION OF THE BUSINESS. All material assets used in the conduct of the Business are in good operating condition and repair and are fully usable in the ordinary course thereof, reasonable wear and tear excepted.

         Section 9.16 CAPITAL. All issued shares and all outstanding shares in the Subsidiaries as reflected in Baldwin's financial statements are validly issued pursuant to proper authorization of the board of directors of such Subsidiary, and are fully paid, and non-assessable. Baldwin and the Subsidiaries shall give Agent fifteen days (15) prior written notice before entering any agreement to register its equity or debt securities under the Securities Act of 1933, as amended, or any state securities law. All Baldwin's and Subsidiary's issued shares and outstanding capital stock are fully paid and non-assessable, and each such Person's capital structure is as set forth on SCHEDULE 9.16.

         Section 9.17 LOCATION OF COLLATERAL. SCHEDULE 9.17 describes the locations where any of the Collateral is located or stored as of the date hereof.

         Section 9.18 ACCOUNTS. For each Account listed by Baldwin on any Borrowing Base Certificate, Baldwin warrants and represents to the Lenders that at all times: (a) such Account is genuine; (b) such Account is not evidenced by a judgment or promissory note or similar instrument or agreement; (c) it represents an undisputed bona fide transaction completed in accordance with the terms of the invoices and purchase orders relating thereto; (d) the goods sold or services rendered which resulted in the creation of such Account have been delivered or rendered to and accepted by the Account Debtor; (e) the amounts shown on the Borrowing Base Certificate, Baldwin's books and records and all invoices and statements delivered to Agent with respect thereto are owing to Baldwin and are not contingent; (f) no payments have been or will be made thereon except payments turned over to Agent for the benefit of the Lenders; (g) there are no offsets, counterclaims or disputes existing or asserted with respect thereto and Baldwin has not made any agreement with the Account Debtor for any deduction or discount of the sum payable thereunder except regular discounts allowed by Baldwin in the ordinary course of its business for prompt payment; (h) there are no facts or events which in any way impair the validity or enforceability thereof or reduce the amount payable thereunder from the amount shown on the Borrowing Base Certificate, Baldwin's books and records and the invoices and statements delivered to Agent with respect thereto; (i) all persons acting on behalf of the Account Debtor thereon have the authority to bind the Account Debtor; (j) the goods sold or transferred giving rise thereto are not subject to any Lien, claim, encumbrance or security interest which is superior to that of the Lenders; (k) such Account is subject to the Lenders' perfected, first priority security interest and no other Lien other than a Permitted Lien; and (1) there are no proceedings or actions known to Baldwin which are threatened or pending against the Account Debtor thereon which might result in any material adverse change in such Account Debtor's financial condition.

         Section 9.19 ENVIRONMENTAL, HEALTH AND SAFETY MATTERS. Except as set forth on Schedule 9.19, the Borrower has obtained all material permits, licenses and other authorizations which are required under the Environmental Laws existing on the date hereof. To the best of Borrower's knowledge, Borrower is in material compliance with all material terms and conditions of any and all material required permits, licenses, and authorizations, required under the Environmental Laws existing on the date hereof. Borrower has received no notice of any facts, events or conditions that interfere with or prevent continued compliance by Borrower with, or give rise to any present or potential legal, common law or statutory liability against Borrower. The Borrower's representations and warranties set forth in this Section 9.19 are its exclusive representations as to the matter set forth herein regarding Environmental Laws and no other Section of this Article 9 shall be construed as a representation on Environmental Laws and Borrower's compliance therewith.

         Section 9.20 INTELLECTUAL PROPERTY: PATENTS. COPYRIGHTS. TRADEMARKS.
ETC.

                  (a) The Borrower possesses and has made all filings with the United States Patent and Trademark office and appropriate state agencies to evidence in it full and complete title to all the patents, trademarks, service marks, trade names, copyrights and licenses and rights in respect of the foregoing which are material to the conduct of its business, without any known conflict with the rights of others.

         Section 9.21      EMPLOYEE BENEFIT PLANS.

                  (a) Except as described in Schedule 9.21 hereof, Borrower and its ERISA Affiliates are in compliance in all material respects with any applicable provisions of ERISA and the regulations thereunder and of the Internal Revenue Code of 1986, as amended, with respect to all Employee Benefit Plans.

                  (b) No Termination Event has occurred or is reasonably expected to occur with respect to any Guaranteed Pension Plan.

                  (c) Except as described in Schedule 9.21 hereof, the actuarial present value of all benefit commitments under each Guaranteed Pension Plan does not exceed the assets of that Plan.

                  (d) Neither Borrower nor any of its ERISA Affiliates is a party to or participates in any Multiemployer Plans.

         As used in this Subsection, the terms "actuarial present value" and "benefit commitments" shall have the meanings specified in Section 4001 of ERISA.


         Section 9.22 SOLVENCY. Baldwin and its Subsidiaries now have capital sufficient to carry on their respective business and transactions and all business and transactions in which they are about to engage and are now solvent and able to pay their respective debts as they mature, and Baldwin and of the Subsidiaries now owns property having a value, greater than the amount required to pay Baldwin's or such Subsidiary's debts.

         Section 9.23 LEASES. SCHEDULE 9.23(A) attached hereto is a complete listing of all capitalized leases of Baldwin and SCHEDULE 9.23(b) attached hereto is a complete listing of each operating lease of Baldwin which requires payments of at least Two Million and 00/100 Dollars ($2,000,000.00) over the remaining non-cancelable terms of such lease.

         Section 9.24 LABOR RELATIONS. Except as described on SCHEDULE 9.24 attached hereto and made a part hereof, neither Baldwin nor any of its Subsidiaries is a party to any collective bargaining agreement, and there are no material grievances, disputes or controversies with any union or any other organization of Baldwin's employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

         Section 9.25 BUSINESS LOCATIONS; AGENT FOR PROCESS. Baldwin currently has no office or place of business located in any state or county other than as shown Schedule 9.17.

         Section 9.26 INVENTORY. For each item of Inventory listed by Baldwin on any Borrowing Base Certificate. Baldwin covenants, warrants and represents to the Lenders that at all times: (a) Inventory will be kept only at the locations indicated on Schedule 9.17 provided however, that Baldwin may keep Inventory at another location with fifteen (15) days prior written notice to Agent and, provided further that in connection with special event sales Inventory may be displayed at another location for up to two (2) weeks for public retail sales;
(b) no Inventory is or will be produced in violation of the Federal Fair Labor Standards Act; (c) Baldwin now keeps and will keep correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Baldwin's cost therefor and the selling price thereof, the daily withdrawals therefrom and the additions thereto; (d) Inventory (excluding Inventory in Canada) is not and will not be stored with a bailee, repairman, warehouseman or similar party without Agent's prior written consent, and Baldwin will, concurrently with delivery to such party, cause any such party to issue and deliver to Agent, in form acceptable to Agent, warehouse receipts, in Agent's name evidencing the storage of such Inventory, and waivers of warehouseman's liens in favor of Agent for the benefit of the Lenders; (e) Baldwin will pay all taxes, rents, business taxes, and the like on the premises where the Inventory is located; and (f) Baldwin will not rent, lease, or grant a security interest in any of the Inventory or use any of the Inventory for any purpose other than consignment to retail dealers or sale to buyers in the ordinary course of business, without Agent's prior written consent.

         Section 9.27 REAFFIRMATION. Each request for a Loan made by Baldwin pursuant to this Credit Agreement or any of the other Loan Documents shall constitute: (a) an automatic representation and warranty by Baldwin to the Lenders that there does not then exist any Default or Unmatured Default; and (b) a reaffirmation as of the date of said request of all of the representations and warranties of Baldwin contained in this Credit Agreement and the other Loan Documents.

         Section 9.28 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Baldwin covenants, warrants and represents to the Lenders that all representations and warranties of Baldwin contained in this Credit Agreement or any of the other Loan Documents shall be true at the time of Baldwin's execution of this Credit Agreement and the other Loan Documents, and shall survive the execution, delivery and acceptance thereof by the Lenders and the parties thereto and the closing of the transactions described therein or related thereto.

                                   ARTICLE 10.
                                   -----------

                               BALDWIN'S COVENANTS

         Section 10.1 AFFIRMATIVE COVENANTS. During the term of this Credit Agreement and thereafter for so long as any Obligations are outstanding and unpaid, Baldwin covenants that unless otherwise consented to by Agent in writing, it shall perform all the acts and promises required by this Credit Agreement and all the acts and promises set forth below.

                  (a) PAYMENT AND PERFORMANCE. Baldwin will pay and perform all Obligations in full when and as due hereunder.

                  (b) INSURANCE.

                           (i) TYPE OF INSURANCE. Baldwin will at all times
                  cause the Business and the Collateral (other than Accounts) to be insured by insurers of reasonable financial soundness and having an A. M. Best rating of A or better, with such policies, against such risks and in such amounts as are appropriate for reasonably prudent businesses in Baldwin's industry and of Baldwin's size and financial strength.

                           (ii) REQUIREMENTS AS TO INSURANCE POLICIES. The
                  policies of insurance which Baldwin is required to carry shall comply with the requirements listed below:

                                    (1) Each such policy shall provide that it
                           may not be canceled or allowed to lapse at the end of a policy period without at least thirty (30) days' prior written notice to Agent;

                                    (2) Each liability and hazard insurance
                           policy shall name Agent as an additional insured; and

                                    (3) Each property insurance policy required
                           hereunder shall contain a standard lender's loss payable clause in favor of Agent. Such insurance policies shall also contain lender's loss payable endorsements satisfactory to Agent providing, among other things, that any loss shall be payable in accordance with the terms of such policy notwithstanding any act of Baldwin which might otherwise result in forfeiture of such insurance;

                           (iii) COLLECTION OF CLAIMS. Baldwin will promptly
                  advise Agent of any insured casualty in excess of Five Hundred Thousand and 00/100 Dollars ($500,000.00) and Baldwin agrees that after Default Agent may direct all insurance proceeds therefrom to be paid directly to the Lenders to the extent that such loss is not adequately insured under an insurance policy which names Agent as a loss payee, and hereby appoints Agent its attorney-in-fact for such purpose.

                           (iv) BLANKET POLICIES. Any insurance required
                  hereunder may be supplied by means of a blanket or umbrella insurance policy.

                           (v) DELIVERY OF POLICIES OR CERTIFICATES OF
                  INSURANCE. Baldwin shall deliver to Agent certificates of insurance issued by insurers to evidence that the insurance maintained by Baldwin complies with the requirements hereunder.

                  (c) COLLECTION OF RECEIVABLES; SALE OF INVENTORY. Baldwin will collect its Accounts and sell its Inventory only in the ordinary course of business, unless written permission to the contrary is obtained from Agent.

                  (d) NOTICE OF LITIGATION AND PROCEEDINGS. Baldwin will give prompt notice to Agent of: (a) any litigation or proceeding (including fines and penalties of any public authority) in excess of Five Hundred Thousand and 00/100 Dollars ($500,000.00) in which it, or any of the Subsidiaries is a party in which there is a reasonable possibility of an adverse decision which would require it or any of the Subsidiaries to pay money or deliver assets, whether or not the claim is considered to be covered by insurance; (b) any class action litigation against it, regardless of size; and (c) the institution of any other suit or proceeding that might materially and adversely affect its or any of its Subsidiary's operations, financial condition, property or the Business.

                  (e) PAYMENT OF INDEBTEDNESS TO THIRD PERSONS. Baldwin will, and will cause each Subsidiary to, pay, when due, all Indebtedness and any other liability due third persons, except when the amount thereof is being contested in good faith by appropriate proceedings and with adequate reserves therefor satisfactory to Agent in accordance with GAAP being set aside by Baldwin or such Subsidiary. Agent will use reasonable efforts to attempt to give Baldwin notice before Agent requires Baldwin to set aside additional reserves.

                  (f) NOTICE OF CHANGE OF BUSINESS LOCATION. Baldwin will notify Agent thirty (30) days in advance of: (a) any change in or discontinuation of the location of the Collateral, Baldwin's principal place of business, or any of the Subsidiaries' existing offices or places of business, (b) the establishment of any new places of business relating to the Business, and (c) any change in or addition to the locations where Baldwin's Inventory or records are kept.

                  (g) PAYMENT OF TAXES. Baldwin will, and will cause each Subsidiary to, pay or cause to be paid, when and as due, all taxes, assessments and charges or levies imposed upon it or on any of its property or that it is required to withhold and pay over to the taxing authority or that it must pay on its income, the failure of which to pay would have a material adverse effect on Baldwin individually, or on Baldwin and the Subsidiaries on a consolidated basis, except where contested in good faith by appropriate proceedings with adequate reserves in accordance with GAAP, having been set aside by Baldwin or such Subsidiary. However, Baldwin will, and will cause each Subsidiary to, pay or cause to be paid all such taxes, assessments, charges or levies immediately whenever foreclosure of any Lien that attaches on the Collateral appears imminent.

                  (h) EMPLOYEE BENEFIT PLANS AND GUARANTEED PENSION PLANS. Borrower will and will cause each of its ERISA Affiliates to (i) comply with all requirements imposed by ERISA and the Internal Revenue Code of 1986, as amended, applicable from time to time to any of its Guaranteed Pension Plans or Employee Benefit Plans, (ii) make full payment when due of all amounts which, under the provisions of Employee Benefit Plans or under applicable law, are required to be paid as contributions thereto, (iii) not permit to exist any accumulated funding deficiency, whether or not waived, (iv) file on a timely basis all reports, notices and other filings required by any governmental agency with respect to any of its Employee Benefit Plans, (v) make any payments to Multiemployer Plans required to be made under any agreement relating to such Multiemployer Plans, or under any law pertaining thereto, (vi) not amend or otherwise alter any Guaranteed Pension Plan if the effect would be to cause the actuarial present value of all benefit commitments under each Guaranteed Pension Plan to be less than the current value of the assets of such Guaranteed Pension Plan allocable to such benefit commitments, (vii) furnish to all participants, beneficiaries and employees under any of the Employee Benefit Plans, within the periods prescribed by law, all reports, notices and other information to which they are entitled under applicable law, and (viii) take no action which would cause any of the Employee Benefit Plans to fail to meet any qualification requirement imposed by the Internal Revenue Code of 1986, as amended. As used in this Section 10.1, the term "accumulated funding deficiency" has the meaning specified in
         Section 302 of ERISA and Section 412 of the Internal Revenue Code, and the terms "actuarial present value", "benefit commitments" and "current value" have the meaning specified in Section 4001 of ERISA.

                  (i) FURTHER ASSURANCES. Baldwin agrees to, and will cause each Subsidiary to, execute such other and further documents, including without limitation, deeds of trust, promissory notes, security agreements, financing statements, continuation statements, certificates of title, and the like as may from time to time in the reasonable opinion of Agent be necessary to perfect, confirm, establish, re-establish, continue, or complete the security interests, collateral assignments and Liens in the Collateral, and the purposes and intentions of this Credit Agreement.

                  (j) MAINTENANCE OF STATUS. Baldwin will take all necessary steps to (a) preserve its, and each Subsidiary's, existence as a corporation, (b) preserve Baldwin's and the Subsidiaries' franchises and permits, and (c) comply with all present and future material agreements to which Baldwin, or any of the Subsidiaries, is subject, and (d) maintain, and cause each Subsidiary to maintain, its qualification and good standing in all states in which such qualification is necessary or in which the failure to be so qualified might have a material adverse effect on the financial condition or properties of Baldwin or the Business. Baldwin will not change the nature of the Business during the term of this Credit Agreement.

                  (k) FINANCIAL STATEMENTS; REPORTING REQUIREMENTS; CERTIFICATION AS TO DEFAULTS. During the term of this Credit Agreement, Baldwin will furnish a copy of the following to Agent:

                           (i) within one hundred twenty (120) days after the
                  end of each fiscal year, annual financial statements for Baldwin and its Subsidiaries as of the end of such fiscal year, consisting of a consolidated and consolidating balance sheet, consolidated and consolidating statement of earnings, consolidated and consolidating statements of consolidated cash flows and consolidated and consolidating statement of stockholder's equity, in comparative form, together with a copy of Baldwin's 10-K for such fiscal year. The statements and balance sheet will be audited by an independent firm of certified public accountants selected by Baldwin and acceptable to Agent (any Big 6 accounting firm being acceptable to Agent), and certified by that firm of certified public accountants to have been prepared in accordance with GAAP. The certified public accountants will render an unqualified opinion as to such statements and balance sheets. Agent will have the absolute and irrevocable right, from time to time, to discuss the affairs of Baldwin directly with the independent certified public accountant after prior notice to Baldwin and the reasonable opportunity of Baldwin to be present at any such discussions;

                           (ii) by the twentieth (20th) day of each month,
                  financial statements for Baldwin and its Subsidiaries as of the end of the immediately preceding month, consisting of consolidated and consolidating balance sheet and statement of operations prepared by Baldwin;

                           (iii) by the forty-fifth (45th) day of each fiscal
                  quarter, a Quarterly Compliance Certificate, in the form of Exhibit H, of Baldwin's President or Chief Financial Officer, stating that such person has reviewed the provisions of the Loan Documents and that a review of the activities of Baldwin during such quarter has been made by or under such person's supervision with a view to determining whether Baldwin has observed and performed all of Baldwin's obligations under the Loan Documents, and that, to the best of such person's knowledge, information and belief, Baldwin has observed and performed each and every undertaking contained in the Loan Documents and is not at the time in default in the observance or performance of any of the terms and conditions thereof or, if

                  Baldwin will be so in default, specifying all of such defaults and events of which such person may have knowledge;

                           (iv) by the end of each fiscal year, an annual budget
                  and income statement with cash flow projections for the following fiscal year;

                           (v) promptly upon receipt thereof, copies of all
                  final reports and final management letters submitted to Baldwin or any of the Baldwin's Subsidiaries by independent accountants in connection with any annual or interim audit of the books of Baldwin or such Subsidiaries made by such accountants;

                           (vi) copies of any and all reports, filings and other
                  documentation delivered to the Securities and Exchange Commission by or on behalf of Baldwin promptly after the delivery thereof, if applicable; and

                           (vii) any other statements, reports and other
                  information as Agent may reasonably request concerning the financial condition or operations of Baldwin and its properties.

                  (l) NOTICE OF EXISTENCE OF DEFAULT. Baldwin will, and will cause its Subsidiaries to, promptly notify Agent of: (a) the existence of any known condition or event, which constitutes a Default or an Unmatured Default; and (b) the actual or threatened termination, suspension, lapse or relinquishment of any material license, authorization, permit or other right granted Baldwin or for Baldwin's benefit and used in the Business, or granted to any of its Subsidiaries or for any such Subsidiaries' benefit, by any governmental agency material to the Business.

                  (m) COMPLIANCE WITH LAWS. Baldwin will, and will cause its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders.

                  (n) MAINTENANCE OF COLLATERAL. Baldwin will maintain all material Collateral and every part thereof in good condition and repair (ordinary wear and tear excepted). Baldwin will not permit the aggregate value of the Collateral to be materially impaired. Baldwin will defend the Collateral against all claims and legal proceedings by Persons other than the Lenders and Permitted Liens. Baldwin will not permit the Collateral to be used in violation of any applicable law, regulations, or any policy of insurance. As to Collateral consisting of instruments and chattel paper, Baldwin will preserve rights in it against prior parties.

                  (o) COLLATERAL RECORDS AND STATEMENTS. Baldwin will keep such accurate and complete books and records pertaining to the Collateral in such detail and form as Agent reasonably requires, including, but not limited to: schedules of inventory; original orders; invoices; shipping documents; billing settlements and receivables; sold receivables; Inventory listing containing model, serial number (if available) and location. Other reporting will be available upon request by the Lenders, including, but not be limited to, accounts payable aging in such form as the Lenders reasonably require. The statements will be in the form and will contain the information as is prescribed by Agent.

                  (p) INSPECTION OF COLLATERAL. The Lenders and any third party appraiser selected by the Lenders may examine the Collateral at any time during normal business hours upon a Default by Baldwin, and upon forty-eight (48) hours prior oral notice to Baldwin at any other time. The Lenders and any third party appraiser selected by the Lenders will have full access to, and the right to: (a) review, inspect and make abstracts and copies from Baldwin's books and records pertaining to the Collateral, and (1)) inspect and examine inventory and check and test the same as to quality, quantity, Value and condition. wherever located, at any time during reasonable business hours, and from time to time. Baldwin will assist the Lenders and any third party appraiser selected by the Lenders in so doing. All costs, up to Ten Thousand and 00/100 Dollars ($10,000.00) per annum and one-half of the amount of such costs in excess of Ten Thousand and 00/100 Dollars ($10,000.00) per annum incurred by Agent or any Lender in connection with such inspections shall be paid by Borrower.

                  (q) REIMBURSEMENT FOR BANK CHARGES. Baldwin will reimburse the Lenders for all charges made by banks for collection of checks and other items of payment and for transfer of funds to or from Baldwin.

         Section 10.2 NEGATIVE COVENANTS. During the term of this Credit Agreement and thereafter, for so long as any Obligations are outstanding and unpaid, Baldwin covenants that unless otherwise consented to in writing by Agent, Baldwin shall not perform or cause or permit to be performed the following acts:

                  (a) CHANGE OF NAME, ETC. Baldwin and the Subsidiaries will not change their name or begin to trade under any assumed names or trade names without thirty (30) days prior written notice to Agent. Baldwin will not, and will not permit any Subsidiary to, change its manner of organization, enter into any mergers, consolidations, reorganizations or recapitalization (excluding such transactions where Baldwin is the surviving entity) without Agent's prior written consent other than as contemplated herein.

                  (b) SALE OR TRANSFER OF ASSETS. Except in the ordinary course of business or except as consented to in writing by Agent, or except for sales to a Lender or any affiliate thereof or except for sales to and by KAC as contemplated by the Permitted Securitization Documents, Baldwin and the Subsidiaries will not sell, transfer, lease (including sale-leaseback) or otherwise dispose of all or any substantial part of their assets; provided, however, that any sales of Sold Accounts by Baldwin to KAC under the Permitted Securitization Documentation, and sales, contributions or other transfers of Sold Accounts under the Permitted Securitization Documentation by KAC, shall be permitted. This provision will not apply to any sale if the proceeds of such sale pay the Obligations in full.

                  (c) ENCUMBRANCE OF ASSETS. Baldwin will not, and will not permit a Subsidiary other than KAC to, mortgage. pledge, grant or permit to exist a security interest in or Lien upon any of the Collateral, now owned or hereafter acquired except for the Permitted Liens.

                  (d) ACQUISITION OF STOCK OR ASSETS; NEW SUBSIDIARIES. Baldwin and the Subsidiaries will not, without Agent's prior written consent, acquire, or enter into any agreement, commitment letter or letter of intent to acquire, all or substantially all the assets of, equity interest or stock in, another business for an amount in excess of Twenty-five Million and 00/100 Dollars ($25,000,000.00); nor will Baldwin hereafter create any new Subsidiaries.

                  (e) FALSE CERTIFICATES OR DOCUMENTS. Baldwin has not and will not, and will not permit any Subsidiary to, furnish Agent with any certificate or other document that contains any untrue statement of material fact or that omits to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

                  (f) ASSIGNMENT. Baldwin will not assign or attempt to assign the Loan Documents or any of its interests under the Loan Documents, except in favor of Agent for the benefit of the Lenders.

                  (g) TRANSACTIONS WITH AFFILIATES. Baldwin will not enter into any contracts, leases, sales or other transactions with any Affiliate (other than Subsidiaries) on terms less favorable than could be obtained generally by Baldwin from a non-Affiliate. For avoidance of doubt, Baldwin and KAC may enter into and perform any of its obligations under the Permitted Securitization Documents.

                  (h) CAPITAL EXPENDITURES. Baldwin will not make, or commit to make, any expenditure for capital improvements (including, without limitation, capitalized leases) or the acquisition of capital goods in excess of Ten Million and 00/100 Dollars ($10,000,000.00) per calendar year without the prior written consent of Agent.

                  (i) LOANS BY BALDWIN. Baldwin will not, and will not permit any Subsidiary to, make any loan to any Person in excess of the aggregate amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00), except for loans in anticipation of reasonable and normally reimbursable business expenses and trade credit extended in the ordinary course of Business, and loans made by KAC under the Permitted Securitization Documentation.

                  (j) FISCAL YEAR. Baldwin will not, and will not permit any Subsidiary to, change its fiscal year-end without sixty (60) days prior written notice to Agent.

                  (k) TOTAL INDEBTEDNESS. Baldwin shall not create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur or suffer to exist, any Indebtedness, except:

                           (i) the Obligations;

                           (ii) Subordinated Debt;

                           (iii) Capital Leases not prohibited by Section
                  10.2(h) for Capital Expenditures;

                           (iv) Indebtedness incurred in connection with the
                  Previous Fifth Third Transaction;

                           (v) Indebtedness of any Subsidiary to Baldwin;

                           (vi) accounts payable to trade creditors and current
                  operating expenses (other than for money borrowed) incurred in the ordinary course of business which are aged not more than thirty (30) days past due, unless actively contested in good faith and by appropriate and lawful proceedings and for which adequate reserves have been established in accordance with GAAP;

                           (vii) obligations to pay Rentals permitted by Section
                  10.2(o);

                           (viii) guaranties by Borrower of Indebtedness of KAC;

                           (ix) any obligations incurred pursuant to the
                  Permitted Securitization Documentation; and

                           (x) guaranties permitted pursuant to Section 10.2(m);
                  and

                           (xi) Reimbursement Obligations incurred in connection
                  with Letters of Credit.

                  (l) ADVERSE TRANSACTIONS. Baldwin will not enter into any transaction, or permit any Subsidiary to enter into any transaction, which materially and adversely affects or may materially and adversely affect the aggregate Value of Collateral or Baldwin's ability to repay the Obligations or permit or agree to any material extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Account, including any of the terms relating thereto, other than discounts and allowances in the ordinary course of business, all of which shall be reflected in the Borrowing Base Certificate submitted to Agent pursuant to Section 3.2 of this Credit Agreement.

                  (m) GUARANTIES. Baldwin will not guarantee, assume, endorse or otherwise, in any way, become directly or contingently liable with respect to the Indebtedness of any Person in excess of One Hundred Thousand and 00/100 Dollars ($100,000.00) other than guarantees of floor plan financing arrangements of Borrower or its Subsidiaries, or of any dealer, distributor or purchaser of inventory of Borrower or any Subsidiary.

                  (n) MARGIN SECURITIES. Baldwin will not own, purchase or acquire, or permit any Subsidiary to own, purchase or acquire, (or enter, or permit any Subsidiary to enter, into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, Agent shall have received an opinion of counsel satisfactory to Agent to the effect that such purchase or acquisition will not cause this Credit Agreement to violate Regulations G or U or any other regulation of the Federal Reserve Board then in effect.

                  (o) LEASES. Baldwin will not become a lessee under any operating lease of property if the aggregate Rentals (defined below) payable during any current or future period of twelve (12) consecutive months under the lease in question and all other leases under which Baldwin is then lessee would exceed Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00). The term "RENTALS" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

                  (p) TAX CONSOLIDATION. Baldwin will not file or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary.

                  (q) STOCK REDEMPTION. Baldwin will not redeem or purchase any of its outstanding capital stock, warrants in favor of anyone other than Agent, or stock options or convert or permit such stock, warrants or options to be converted into cash, nor has or shall Baldwin guaranty to any of its shareholders any minimum stock price or valuation, but excluding from all of the foregoing, the purchase of options and any other such transactions of Five Million Dollars ($5,000,000) or less in value.

         Section 10.3      FINANCIAL COVENANTS.

                  (a) AMOUNTS. Baldwin agrees that it will at all times maintain the following:

                           (i) a Tangible Net Worth in the combined amount of
                  not less than Forty Million and 00/100 Dollars
                  ($40,000.000.00);

                           (ii) a ratio of Debt to Tangible Net Worth of not
                  more than Two and One- Half to One (2.5 to 1);

                           (iii) a ratio of Current Tangible Assets to current
                  liabilities of not less than One and Three Tenths to One (1.3 to 1);

                           For purposes of this Section 10.3(a): (a) "TANGIBLE NET WORTH" means the book value of Baldwin's assets less liabilities (including as liabilities all reserves for contingencies and other potential liabilities), excluding from such assets all Intangibles; (b) "INTANGIBLES" means and includes general intangibles (as that term is defined in the UCC); accounts receivable and advances due from officers, directors, member, owner, employees, stockholders and affiliates; leasehold improvements net of depreciation; licenses; good will; prepaid expenses; escrow deposits; covenants not to compete; the excess of cost over book value of acquired assets; franchise fees; organizational costs; finance reserves held for recourse obligations; capitalized research and development costs; and such other similar items as Agent may from time to time determine in Agent's sole discretion; (c) "DEBT" means all of Baldwin's liabilities and indebtedness for borrowed money of any kind arid nature whatsoever other than Subordinated Debt (as defined below), whether direct or indirect, absolute or contingent, and including obligations under capitalized leases, guaranties or with respect to which Baldwin has pledged assets to secure performance, whether or not direct recourse liability has been assumed by Baldwin, but specifically excluding any liability which Baldwin incurs pursuant to the Permitted Securitization Documentation; (d) "SUBORDINATED DEBT" means all of Baldwin's Debt which is subordinated to the payment of Baldwin's liabilities to the Lenders by an agreement in form and substance satisfactory to Agent;
         (e) "CURRENT TANGIBLE ASSETS" means Baldwin's current assets less, to the extent otherwise included therein, all Intangibles. The foregoing terms will be determined in accordance with GAAP consistently applied, and, if applicable, on a consolidated basis ("FINANCIAL COVENANTS").

                  (b) COVENANT COMPLIANCE CERTIFICATE. The President or Chief Financial Officer of Baldwin will certify to Agent by the twentieth
         (20th) day of each month, or more often if requested by Agent, that Baldwin is in compliance with the Financial Covenants as set forth in a Monthly Compliance Certificate substantially in the form of Exhibit I.

                                   ARTICLE 11.
                                   -----------

                                DEFAULT/REMEDIES
                                ----------------

                  Baldwin will be in default (each a "Default") under this Credit Agreement if there occurs and is continuing any of the following:

         Section 11.1 Baldwin fails to pay any amount of principal or interest on the Loans when due and payable hereunder or Baldwin fails to pay any other sum under the Loan Documents within three (3) days of the date when due and payable; hereunder or thereunder; provided, however, that if any such non-payment occurs as a result of the failure of Agent to debit the account of Borrower with Agent and increase the amount of the outstanding balance of the Loan, in accordance with the last sentence of Section 6.4 hereof, and at such time the Borrower has availability under the Borrowing Base for the full amount of such payment and no other Event of Default shall then have occurred and be continuing, the non-payment shall not be an Event of

Default hereunder until three (3) Business Days after Agent has given Borrower written notice of such non-payment.

         Section 11.2 Baldwin breaches any terms, covenants, warranties or representations contained herein, or in any other Loan Document which is not cured within thirty (30) days of written notice from Agent or any Lender to Baldwin;

         Section 11.3 any Guarantor breaches any terms, covenants, warranties or representations contained in any guaranty or other agreement between the Guarantor and the Lenders which is not cured within thirty (30) days of written notice from Agent or any Lender to Baldwin;

         Section 11.4 any representation, statement, report or certificate made or delivered by Baldwin or any Guarantor to the Lenders is not accurate when made in any material respect which is not cured within thirty (30) days of written notice from Agent or any Lender to Baldwin;

         Section 11.5 Baldwin abandons any material Collateral;

         Section 11.6 Baldwin or any Guarantor is or becomes in default in the payment or performance of any obligation owed to any third party for borrowed money;

         Section 11.7 a default or termination event shall have occurred and be continuing under the Permitted Securitization Documentation;

         Section 11.8 an unpaid money judgment issues against Baldwin or any Guarantor in excess of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) and such judgment remains unsatisfied for a period of thirty (30) days or is not stayed pending appeal;

         Section 11.9 an attachment, sale or seizure issues or is executed against any assets of Baldwin or against any assets of any Guarantor in an amount in excess of Ten Million and 00/100 Dollars ($10,000,000.00) which remains unsatisfied or unreleased for a period of thirty (30) days;

         Section 11.10 Baldwin ceases existence as a corporation, partnership, trust or limited liability company;

         Section 11.11 Baldwin ceases or suspends business;

         Section 11.12 Baldwin or any Guarantor makes a general assignment for the benefit of creditors;

         Section 11.13 Baldwin or any Guarantor becomes insolvent or voluntarily or involuntarily becomes subject to the Federal Bankruptcy Code, any state insolvency law or any similar law;

         Section 11.14 any receiver is appointed for any of Baldwin's or any Guarantor's assets;

         Section 11.15 any guaranty of Baldwin's debts to the Lenders is terminated without the prior written consent of Agent and the Lenders;

         Section 11.16 Baldwin loses any franchise, permission, license or right to sell or deal in any Collateral;

         Section 11.17 Baldwin or any Guarantor misrepresents Baldwin's or such Guarantor's financial condition or organizational structure;

         Section 11.18 any material item or portion of the Collateral becomes subject to any Lien, claim, encumbrance or security interest other than a Permitted Lien and such Lien is not released within thirty (30) days;

         Section 11.19 Baldwin shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its Business; or any material lease or agreement pursuant to which Baldwin leases, uses or occupies any property shall be canceled or terminated prior to the expiration of its stated term, or any part of the Collateral shall be taken through condemnation or the value thereof shall be impaired through condemnation; or

         Section 11.20 Any event shall occur which might, in Agent's opinion, have a material adverse effect on Baldwin's financial or business condition, operation or prospects.

         Upon the occurrence and continuation of an event of a Default:

                  (a) Agent may at any time at Agent's election, without notice or demand to Baldwin, do any one or more of the following: cease making further Loans and declare all or any of the Obligations immediately due and payable, together with all costs and expenses of the Lenders' collection activity, including, without limitation, all reasonable attorneys fees; exercise any or all rights under applicable law (including, without limitation, the right to possess, transfer and dispose of the Collateral); and/or cease extending any additional credit to Baldwin.

                  (b) Baldwin will not contribute, sell or otherwise transfer any Accounts (other than the KAC Accounts) or other assets to KAC.

                  (c) Baldwin will segregate and keep the Collateral in trust for the Lenders, and in good order and repair, and will not sell, rent, lease, consign, otherwise dispose of or use any Collateral, nor further encumber any Collateral.

                  (d) Upon Agent's oral or written demand, Baldwin will immediately deliver the Collateral to Agent, in good order and repair, at a place specified by Agent, together with all related documents; or Agent may, in Agent's sole discretion and without notice or demand to Baldwin, take immediate possession of the Collateral together with all related documents.

                  (e) Agent may, without notice, apply the Default Interest
         Rate.

                  (f) Agent may, without notice to Baldwin and at any time or times hereafter enforce payment and collect, by legal proceedings or otherwise, Accounts in the name of Baldwin or the Lenders; and take control of any cash or non-cash items of payment or proceeds of Accounts and of any rejected, returned, repossessed or stopped in transit goods relating to Accounts. Agent may at its sole election and without demand enter, with or without process of law, any premises where Collateral might be and, without charge or liability to the Lenders therefor do one or more of the following: (i) take possession of the Collateral and use or store it in said premises or remove it to such other place or places as Agent may deem convenient; (ii) take possession of all or part of such premises and the Collateral and place a custodian in the exclusive control thereof until completion of enforcement of the Lenders' security interest in the Collateral or until the Lenders' removal of the Collateral and, (iii) remain on such premises and use the same, together with Baldwin's materials, supplies, books and records, for the purpose of liquidating or collecting such Collateral and conducting and preparing for disposition of such Collateral.

                  (g) Upon the occurrence of a Default under Sections 10.3(m),
         (n) and (o) all Obligations shall automatically be accelerated and due and payable and the Default Interest Rate shall automatically apply as of the date of the first occurrence of such Default, without any prior notice, demand or action of any type on the part of Agent.

All of the Lenders' rights and remedies are cumulative. The Lenders' failure to exercise any of the Lenders' rights or remedies hereunder will not waive any of the Lenders' rights or remedies as to any past, current or future Default.

                                   ARTICLE 12.
                                   -----------

                               SALE OF COLLATERAL
                               ------------------

                  Baldwin agrees that if the Lenders conducts a private sale of any Collateral by requesting bids from ten (10) or more dealers or distributors in that type of Collateral, any sale by the Lenders of such Collateral in bulk or in parcels within one hundred twenty (120) days of: (a) Agent's taking possession and control of such Collateral; or (b) when Agent is otherwise authorized to sell such Collateral; whichever occurs last, to the bidder submitting the highest cash bid therefor, is a commercially reasonable sale of such Collateral under the UCC. Baldwin agrees that the purchase of any Collateral by a vendor, as provided in any agreement between Agent and the vendor, if any, is a commercially reasonable disposition and private sale of such Collateral under the UCC, and no request for bids shall be required. Baldwin further agrees that seven (7) or more days prior written notice will be commercially reasonable notice of any public or private sale (including any sale to a vendor). Baldwin irrevocably waives any requirement that

Agent retain possession and not dispose of any Collateral until after an arbitration hearing, arbitration award, confirmation, trial or final judgment If Agent disposes of any such Collateral other than as herein contemplated, the commercial reasonableness of such disposition will be determined in accordance with the laws of the state governing this Credit Agreement.

                                   ARTICLE 13.
                                   -----------

                                INDEMNIFICATIONS
                                ----------------

         Section 13.1 GENERAL INDEMNITY. In addition to the payment of expenses and attorneys' fees, if applicable, whether or not the transactions contemplated hereby shall be consummated, Baldwin agrees to indemnify, pay and hold Agent and the officers, directors, employees, agents, and affiliates of Agent and such holders (collectively called the "INDEMNITEES") harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for any of such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not any of such Indemnitees shall be designated a party thereto), that may be imposed on, incurred by, or asserted against the Indemnitees, in any manner relating to or arising out of the Loan Documents, the statements contained in any commitment letters delivered by the Lenders. The Lenders' agreement to make the Loans or any other payment hereunder, or the use or intended use of the proceeds of any of the Loans hereunder (the "INDEMNIFIED LIABILITIES"); PROVIDED, HOWEVER, that Baldwin shall have no obligation to an indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of an Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Baldwin shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. The provisions of the undertakings and indemnification set out in this Section 13.1 shall survive satisfaction and payment of the Obligations and termination of this Credit Agreement.

         Section 13.2 ENVIRONMENTAL AND SAFETY AND HEALTH INDEMNITY. Baldwin hereby indemnifies the Indemnitees and agrees to hold the Indemnitees harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including, without limitation, court costs and attorneys' fees) which at any time or from time to time may be paid, incurred or suffered by, or asserted against, an Indemnitee for, with respect to, or as a direct or indirect result of the violation by Baldwin or any Subsidiary, of any Environmental Law; or with respect to, or as a direct or indirect result of the escape, seepage, leakage, spillage, disposal, discharge, emission or release from, properties utilized by Baldwin and/or any Subsidiary in the conduct of its business into or upon any land, the atmosphere, or any watercourse, body of water or wetland, of any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Environmental Laws). The provision of and undertakings and indemnification set out in this

Section 13.2 shall survive satisfaction and payment of the Obligations and termination of this Credit Agreement.

                                   ARTICLE 14.
                                   -----------

                      CONCERNING THE AGENT AND THE LENDERS
                      ------------------------------------

         The Agent and the Lenders agree as follows:

         Section 14.1 APPOINTMENT OF THE AGENT. Each of the Lenders hereby appoints Fifth Third to serve as Agent, under this Credit Agreement and the other Loan Documents, and in such capacity, to administer this Credit Agreement, and the other Loan Documents.

         Section 14.2 AUTHORITY. Each of the Lenders hereby irrevocably authorizes the Agent (i) to take such action on such Lender's behalf under this Credit Agreement and the other Loan Documents and to exercise such powers and to perform such duties hereunder and thereunder as are delegated to or required of the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (ii) to take such action on such Lender's behalf as the Agent shall consider necessary or advisable for the protection, collection or enforcement of any of the Obligations. The Agent will promptly notify each of the Lenders as soon as it becomes aware of any Default or Event of Default or any failure by Borrower to make any payment in respect of any of the Notes, PROVIDED, HOWEVER, that Agent shall not be deemed to have knowledge of any item until such time as Agent's officers responsible for administration of the Loans shall receive written notice thereof or have actual knowledge of such event. If any Lender becomes aware of any Default or Event of Default by Borrower, it shall promptly notify Agent thereof PROVIDED, HOWEVER, that Lenders shall not be deemed to have knowledge of any item until such time as Lenders' officers responsible for administration of the Loans shall receive written notice thereof or have actual knowledge of such event.

         Section 14.3 ACCEPTANCE OF APPOINTMENT. The Agent hereby accepts its appointment as Agent for each of the Lenders under this Credit Agreement and the other Loan Documents, but only on the terms set forth in this Credit Agreement, including the following:

                  (a) Agent makes no representation as to the value, validity or enforceability of this Credit Agreement or of any of the other Loan Documents or as to the correctness of any statement contained in this Credit Agreement or in any of the other Loan Documents;

                  (b) Agent may exercise its powers and perform its duties under this Credit Agreement and the other Loan Documents either directly or through its agents or attorneys;

                  (c) Agent shall be entitled to obtain from counsel selected by it with reasonable care advice with respect to legal matters pertaining to this Credit Agreement, or any of the other Loan Documents and shall not be liable for any action taken, omitted to be taken or suffered in good faith in accordance with the advice of such counsel;

                  (d) Agent shall not be required to use its own funds in the performance of any of its duties or in the exercise of any of its rights or powers, and Agent shall not be obligated to take any action which, in its reasonable judgment, would involve it in any expense or liability unless it shall have been furnished security or indemnity in an amount and in form and substance satisfactory to it; and

                  (e) Agent, in performing its duties and functions under this Credit Agreement and the other Loan Documents on behalf of the Lenders, will exercise the same care which it normally exercises in making and handling loans in which it alone is interested, but does not assume further responsibility.

         Section 14.4      COLLATERAL MATTERS.

                  (a) RELEASE OF COLLATERAL. Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any property covered by the Loan Documents (i) upon termination of the Credit Commitments and payment and satisfaction of all Obligations; or (ii) constituting property being sold or disposed of if Borrower certifies to Agent that the sale or disposition is made in compliance with the provisions of this Credit Agreement (and Agent may rely in good faith conclusively on any such certificate, without further inquiry); or (iii) constituting property leased to Borrower under a lease which has expired or been terminated in a transaction permitted under this Credit Agreement or is about to expire and which has not been, and is not intended by Borrower to be, renewed or extended. Upon request by Agent at any time, any Lender will confirm in writing Agent's authority to release particular types or items of property covered by the Loan Documents pursuant to this Subsection 14.4(a).

                  (b) CONFIRMATION OF AUTHORITY; EXECUTION OF RELEASES. Without in any manner limiting Agent's authority to act without any specific or further authorization or consent by Requisite Lenders (as set forth in Subsection 14.4(a)), each Lender agrees to confirm in writing, upon request by Borrower, the authority to release any property covered by the Loan Documents conferred upon Agent under clauses (i) through (iii) of Subsection 14.4(a). So long as no Event of Default is then continuing, upon receipt by Agent of confirmation from the Requisite Lenders of its authority to release any particular item or types of property covered by the Loan Documents, and upon at least five (5) Business Days prior written request by Borrower, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Agent for the benefit of Lenders herein or pursuant hereto upon such Collateral; PROVIDED, HOWEVER, that (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of Borrower, in respect of), all interests retained by Borrower, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the property covered by the Loan Documents.

                  (c) ABSENCE OF DUTY. Agent shall have no obligation whatsoever to any Lender or any other Person to assure that the property covered by the Loan Documents exists or is owned by Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Section 14.4 or in any of the Loan Documents, it being understood and agreed that in respect of the property covered by the Loan Documents or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, it its discretion, given Agent's own interest in property covered by the Loan Documents as one of the Lenders and that Agent shall have no duty or liability whatsoever to any of the other Lenders; provided that Agent shall exercise the same care which it would in dealing with loans for its own account.

         Section 14.5 AGENCY FOR PERFECTION. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Lenders' security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code in any applicable jurisdiction, can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor, shall deliver such Collateral to Agent or in accordance with Agent's instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Loan Document or to realize upon any collateral security for the Loans, it being understood and agreed that such rights and remedies may be exercised only by Agent.

         Section 14.6 APPLICATION OF MONEYS. All moneys realized by the Agent under the Loan Documents shall be held by Agent to apply in accordance with the provisions of this Credit Agreement.

         Section 14.7 RELIANCE BY THE AGENT. Agent shall be entitled to rely on any notice, consent, certificate, affidavit, letter, telegram, telecopy, facsimile or teletype message, statement, order, instrument or other document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons. Agent shall deem and treat the payee of any Note as the absolute owner thereof for all purposes hereof until such time as it receives actual notice of an assignment permitted hereunder of such payee's interest, together with the written agreement of the assignee in form and substance satisfactory to Agent that such assignee is bound by this Credit Agreement as a "Lender" hereunder.

         Section 14.8 EXCULPATORY PROVISIONS. Neither Agent nor any of its shareholders, directors, officers, employees or agents shall be liable in any manner to any of the Lenders for any action taken, omitted to be taken or suffered in good faith by it or them under any of the Loan Documents or in connection therewith, or be responsible for the consequences of any

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oversight or error of judgment, except for losses due to gross negligence or willful misconduct of such Agent, shareholder, director, officer, employee or agent. Without limiting the generality of the foregoing sentence of this Section 14.8, under no circumstances shall the Agent be subject to any liability to any Lender on account of any action taken or omitted to be taken by such Agent in compliance with the direction of the Requisite Lenders or all of the Lenders, as the case may be as provided for hereunder.

                  Agent shall not be responsible in any manner to any of the Lenders for the due execution, effectiveness, genuineness, validity or enforceability, perfection or recording of this Credit Agreement, any of the Notes, any of the other Loan Documents or for any certificate, report or other document used under or in connection with this Credit Agreement or any of the other Loan Documents, or for the truth or accuracy of any recitals, statements, warranties or representations contained herein or in any certificate, report or other document at any time hereafter furnished or purporting to have been furnished to it by or on behalf of Borrower, or any other Person, or be under any obligation to any of the Lenders to ascertain or inquire as to the performance or observance by Borrower, or any other Person of any of the covenants, agreements or conditions set forth in this Credit Agreement, the Notes or any of the other Loan Documents or as to the use of any moneys lent hereunder or thereunder.

                  Agent shall not be obligated to take any action or refrain from taking any action under any Loan Document that might, in its judgment, involve it in any expense or liability until it shall have been indemnified to its satisfaction by or received an agreement to indemnify from each Person which such Agent reasonably believes may be an intended recipient of such distribution. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

         Section 14.9 ACTION BY THE AGENT. Except as otherwise expressly provided under this Credit Agreement or in any other of the Loan Documents, Agent will take such action, assert such rights and pursue such remedies under this Credit Agreement and the other Loan Documents as the Requisite Lenders or all of the Lenders, as the case may be as provided for hereunder shall direct. Except as otherwise expressly provided in any of the Loan Documents, Agent will not (and will not be obligated to) take any action, assert any rights or pursue any remedies under this Credit Agreement or any of the other Loan Documents in violation or contravention of any express direction or instruction of the Requisite Lenders or all of the Lenders, as the case may be as provided for hereunder. Agent may refuse (and will not be obligated) to take any action, assert any rights or pursue any remedies under this Credit Agreement or any of the other Loan Documents without the express written direction and instruction of the Requisite Lenders or all of the Lenders, as the case may be as provided for hereunder. In the event Agent fails, within a commercially reasonable time, to take such action, assert such rights, or pursue such remedies as the Requisite Lenders or all of the Lenders, as the case may be as provided for hereunder, direct, the Requisite Lenders or all of the Lenders, as the case may be as provided for hereunder, shall have the right to take such action, to assert such rights, or pursue such remedies on behalf of all of the Lenders unless the terms hereof otherwise require the consent of all the Lenders to the taking of such actions. All notices and other material information required to be delivered by Borrower to Agent hereunder shall be delivered within a reasonable time (and in any event not more than five (5) days) after Agent's receipt of same by Agent to each Lender. No Lender (other than the Agent, acting in its capacity as Agent) shall be entitled to take any enforcement action of any kind under any of the Loan Documents, except as expressly provided in this Credit Agreement. Action that may be taken by Requisite Lenders or all of the Lenders, as the case may be as provided for hereunder may be taken pursuant to a vote at a meeting (which may be held by telephone conference call) of all of the Lenders, or pursuant to the written consent of such Lenders.

         Section 14.10 AMENDMENTS, WAIVERS AND CONSENTS. Any provision of this Credit Agreement, the Notes or the other Loan Documents may be amended or waived upon the consent of the Requisite Lenders, and after such consent, Agent, on behalf of the Lenders, may execute and deliver to Borrower a written instrument waiving or amending such provision; PROVIDED, HOWEVER, that neither this Credit Agreement, the Notes, nor any of the other Loan Documents may be amended, waived or a variation therefrom or forbearance with respect to such variation consented to without the written consent of the Agent and all of Lenders which effect (i) a change in the Total Credit; (ii) a change in any Lender's Participation Percentage; (iii) a reduction in the interest rates or reduction of the principal set forth in the Notes; (iv) the extension of the maturity date on the Notes; (v) a change in the payment schedule or scheduled date for the payment of or amount of any interest or principal; (vi) any change in Section 10.3(a) ;
(vii) a change in this Section, the definition of Requisite Lender or any provision of this Credit Agreement which requires consent or action of all the Lenders for action thereunder; (viii) a change in the obligations and liabilities of Agent; (ix) a change which increases the obligations of any Lender; or (x) a change in any fees or charges hereunder or in Sections 3.12 or
15.30 or Article 13 hereof.

         Section 14.11 INDEMNIFICATION. Each Lender agrees to indemnify Agent (to the extent Agent is not promptly reimbursed by Borrower), in accordance with its Participation Percentage from and against any and all liabilities, obligations, losses, damages, penalties, interests, actions, judgments and suits of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent relating to or arising out of this Credit Agreement or any of the other Loan Documents or relating to any action taken or omitted by such Agent under this Credit Agreement or any of the other Loan Documents, PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, interest, actions, judgments or suits resulting from Agent's own gross negligence or willful misconduct.

         Section 14.12 REIMBURSEMENT OF THE AGENT. Each Lender further agrees to reimburse Agent, in accordance with its Participation Percentage, for any reasonable out-of-pocket costs or expenses incurred by Agent in connection with its duties under this Credit Agreement (including, but not limited to, reasonable fees and disbursements of counsel, travel and living expenses away from home of employees or agents of the Agent and compensation of agents or of experts employed by the Agent to render services for the Lenders hereunder), but only to the extent such fees, disbursements, expenses and compensation have not been promptly reimbursed to the

Agent by Borrower. If any such sums are reimbursed to the Agent by Borrower after one or more of the Lenders have reimbursed the Agent for such sums, the Agent will refund such sums ratably to the Lenders who contributed such sums.

         Section 14.13 SHARING OF FUNDS RECEIVED. Each Lender and Agent agrees with Agent and each of the other Lenders that if such Lender shall receive from Borrower or any other Person or Persons, whether by payment received otherwise than in accordance with the terms of the Loan Documents, exercise of the right of set-off, counterclaim, cross-claim, enforcement of any claim, or proceedings against Borrower or any other Person or Persons, proof of claim in bankruptcy, reorganization, liquidation, receivership or other similar proceedings, or otherwise, and shall retain and apply to the payment of any of the Obligations owing to such Lender any amount in excess of its Pro Rata Share of the payments received by all of the Lenders and the Agent in respect of all of the Obligations, such Lender will promptly make such dispositions and arrangements with the other Lenders and the Agent with respect to such excess, either by way of distribution, PRO TANTO assignment of claim, subrogation or otherwise, as shall result in each of the Lenders receiving in respect of the Obligations owing to it, its Pro Rata Share of such payments.

         Section 14.14 DEALING WITH LENDERS. Agent may at all times deal solely with the several Lenders for all purposes of this Credit Agreement and the protection, enforcement and collection of the Notes, including without limitation the acceptance and reliance upon any certificate, consent or other document executed on behalf of one or more of the Lenders and the division of payments pursuant to the provisions of this Credit Agreement. The Agent shall not have a fiduciary relationship in respect of any Lender by reason of this Credit Agreement. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action hereunder except any action specifically provided by this Credit Agreement to be taken by the Agent.

         Section 14.15 AGENT AS LENDER. Fifth Third shall have, in its capacity as a Lender under the Loan Documents, the same obligations and the same rights, remedies, powers and privileges under this Credit Agreement and the other Loan Documents as it would have were it not also an Agent.

         Section 14.16 DUTIES NOT TO BE INCREASED. The duties and liabilities of Agent under this Credit Agreement and the other Loan Documents shall not be increased or otherwise changed without its express prior written consent. The Agent shall have no duty to provide information to the Lenders except as expressly set forth herein.

         Section 14.17 LENDER CREDIT DECISIONS. Each Lender acknowledges that it has, independently of and without reliance upon Agent or any of the other Lenders, made its own credit analysis and decision to enter into this Credit Agreement and the other Loan Documents to which it is a party. Each Lender also acknowledges that it will, independently of and without reliance upon Agent or any of the other Lenders, continue to make its own credit decisions in taking or not taking action under this Credit Agreement or any of the other Loan Documents and in determining the compliance or lack thereof by Borrower and any other Person with any provision of any Loan Document or other document or agreement.

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




         Section 14.18 RESIGNATION OF AGENT. Fifth Third and any successor Agent may resign as such at any time by giving thirty (30) days' prior written notice of resignation to each Lender and Borrower, such resignation to be effective on the date which is specified in such notice. Upon any such resignation by Fifth Third as Agent, or in the event the office of Agent shall thereafter become vacant for any other reason, the Requisite Lenders shall appoint a successor Agent, by an instrument in writing signed by such Lenders and delivered to such successor Agent and Borrower whereupon, such successor Agent shall succeed to all of the rights and obligations of the retiring Agent as if originally named. The retiring Agent shall duly assign, transfer and deliver to such successor Agent all moneys at the time held by the retiring Agent hereunder after deducting therefrom its expenses for which it is entitled to be reimbursed. Upon such succession of any such successor Agent, the retiring Agent shall be discharged from its duties and obligations hereunder, except for its gross negligence or willful misconduct arising prior to its retirement or removal hereunder. After any Agent's resignation, the provisions of this Section 14 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         Section 14.19       ASSIGNMENT OF NOTES; PARTICIPATION.

                  (a) Each Lender may, with concurrent notice to Agent and, so long as no Event of Default has occurred nor is continuing, with the consent of Borrower, which shall not be unreasonably withheld or delayed, assign all or a portion of its rights and obligations under this Credit Agreement and the Notes; PROVIDED that (i) for each such assignment, the parties thereto shall execute and deliver an assignment and assumption agreement, in form and substance acceptable to Agent, together with any Notes subject to such assignment, (ii) no such assignment shall reduce the assigning Lender's Credit Commitment to less that Fifty-One Percent (51%) of such Lender's original Credit Commitment without the consent of Agent, and (iii) no such assignment shall be for less than Five Million and 00/100 Dollars ($5,000,000.00) of the aggregate of the Lender's Credit Commitment, unless such assignment is to a then-current holder of a Note. Upon such execution and delivery of such assignment and assumption agreement to Agent substantially in the form attached hereto as Exhibit I, from and after the date specified as the effective date in such Agreement (the "Acceptance Date"), (x) the assignee thereunder shall be a party hereto, and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such agreement, such assignee shall have the rights and obligations of a Lender hereunder and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such agreement, relinquish its rights (other than any rights it may have pursuant to Section 15.30 which will survive) and be released from its obligations under this Credit Agreement (and, in the case of an assignment covering all or the remaining portion of an assigning Lender's rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto).

                  (b) Each Lender may sell participations of up to forty-nine percent (49%) of its rights and obligations under the Loan Documents(including, without limitation, up to such portion of its Credit Commitment, the Loans owing to it, and the Note held by it);

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




         PROVIDED, HOWEVER, that (i) such Lenders' obligations under the Loan Documents (including, without limitation, its Credit Commitment to Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of the Loan Documents, (iv) the participating banks or other entities shall be entitled to the cost protection provisions of Sections 3.13 and 15.30 hereof, but a participant shall not be entitled to receive pursuant to such provisions an amount larger than its share of the amount to which the Lender granting such participation would have been entitled, (v) Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such selling Lender in connection with such Lender's rights and obligations under the Loan Documents, and (vi) no such transfer shall include the transfer of any of such Lender's rights to grant consents or approve amendments or modifications to the Loan Documents except with respect to those items requiring the action of or consent by all of the Lenders or affecting the rights and obligations of Agent. It is understood and agreed that each Lender may share any and all information received by it from or on behalf of Borrower pursuant to this Credit Agreement or any of the other Loan Documents with any participant or prospective participant of such Lender.


                                   ARTICLE 15.
                                   -----------

                                   OTHER TERMS
                                   -----------

         Section 15.1 AMENDMENT CHANGES AND MODIFICATION. The Loan Documents may be amended, changed or modified only as may be agreed upon in writing by Baldwin and the Lenders from time to time.

         Section 15.2 BINDING EFFECT. The Loan Documents will be binding upon the parties, their successors and assigns, provided, however, that Baldwin shall not assign or attempt to assign this Credit Agreement, any other Loan Document or any of its interests under the Loan Documents, without the prior written consent of the Lenders.

         Section 15.3 BROKER FEE. Neither party is obligated to pay any premium or other charge, brokerage fee or commission in connection with the agreements set forth herein. Each party will indemnify the other and hold it harmless from any such claim arising out of such party's acts or those of its representatives.

         Section 15.4 ENTIRE AGREEMENT. The Loan Documents embody the entire agreement of the parties relating to the Credit Facility. There are no promises, terms, conditions, obligations or warranties other than those contained in the Loan Documents. The Loan Documents supersede all prior communications, representations or agreements, verbal or written, between the parties relating to the Credit Facility.

         Section 15.5 HEADINGS. The headings to the sections of this Credit Agreement are included only for the convenience of the parties and will not have the effect of defining,

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




diminishing or enlarging the rights of the parties or affecting the construction or interpretation of any portion of this Credit Agreement.

         Section 15.6 INCORPORATION BY REFERENCE. All other Loan Documents are incorporated herein by this reference and are made a part of this Credit Agreement as if fully set forth herein. This Credit Agreement, prior to such incorporation, controls in the event of any conflict with the terms of any other Loan Documents.

         Section 15.7 INTERPRETATION. For the purpose of construing this Credit Agreement, unless the context otherwise requires, words in the singular will be deemed to include words in the plural, and vice versa.

         Section 15.8 GOVERNING LAW; JURISDICTION AND VENUE. The undersigned agree that inasmuch as this Credit Agreement, the Notes and the Loan Documents are to be executed by Borrower and accepted by Agent and Lenders in Cincinnati, Ohio and the funds to be disbursed under the Loans are to be disbursed in Ohio, this instrument and the rights and obligations of all parties hereunder shall be governed by and construed under the substantive laws of the State of Ohio, without reference to the conflict of laws principles of such state.

         The Agent, each Lender and Borrower hereby designate all courts of record sitting in Cincinnati, Ohio, both state and federal, as forums where any action, suit or proceeding in respect of or arising out of this Credit Agreement, the Notes, Loan Documents, or the transactions contemplated by this Credit Agreement may be prosecuted as to all parties, their successors and assigns, and by the foregoing designations the Agent, each Lender, and Borrower consents to the jurisdiction and venue of such courts. BORROWER WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY OTHER STATE TO OBJECT TO JURISDICTION WITHIN THE STATE OF OHIO FOR THE PURPOSES OF LITIGATION TO ENFORCE SUCH OBLIGATIONS OF BORROWER. In the event such litigation is commenced, Borrower agrees that service of process may be made and personal jurisdiction over Borrower obtained by service of a copy of the summons, complaint and other pleadings required to commence such litigation upon Borrower's appointed Agent for Service of Process in the State of Ohio, which the undersigned hereof designates to be: CT Corporation Systems, Cincinnati, Ohio. Borrower recognizes and agrees that the agency has been created for the benefit of Borrower, and Agent and each Lender and agree that this agency shall not be revoked, withdrawn, or modified without the consent of the Agent.

         Section 15.9 WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR THE LENDERS TO EXTEND CREDIT TO BORROWER, AND AFTER HAVING THE OPPORTUNITY TO CONSULT COUNSEL, BORROWER HEREBY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT OR ARISING IN ANY WAY FROM THE OBLIGATIONS.

         Section 15.10 NOTICES. Any notice under the Loan Documents, will be in writing. Any notice to be given or document to be delivered under the Loan Documents will be deemed to

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




have been duly given upon delivery, if delivered in person or by any expedited delivery service which provides proof of delivery, upon tested telex or facsimile transmission, or on the fifth Business Day after mailing, if mailed by certified mail, return receipt requested, postage prepaid mail, addressed to the Lenders or Baldwin at the appropriate addresses. The Lenders will use reasonable efforts to deliver any notice the Lenders or Agent are required to give to Baldwin; provided, however, that failure by the Lenders to actually give any such notice will not be deemed to be a waiver of any rights or remedies of the Lenders and will not give rise to any claims, defenses or damages by Baldwin. The addresses for notices are those set forth below or such other addresses as may be hereafter specified by written notice by the parties:

         to the Lenders         The Fifth Third Bank
                                Fifth Third Center
                                Cincinnati, Ohio 45263
                                Attn:  Robert C. Ries, Vice President
                                Facsimile:  513/744-7711

                                and

                                NBD Bank, N.A.
                                One Indiana Square, Suite 302
                                Indianapolis, Indiana  46266
                                Attn: Edward C. Hathaway, First Vice President
                                Facsimile: (317) 266-6042

         with a copy to:        Keating, Muething & Klekamp, P.L.L.
                                1800 Provident Tower
                                One East Fourth Street
                                Cincinnati, Ohio 45202
                                Attn:  Michael F. Bigler
                                Facsimile:  (513) 579-6457

         to Baldwin:            Baldwin Piano & Organ Company
                                422 Wards Corner Road
                                Loveland, Ohio 45140
                                Attn: Treasurer
                                Facsimile (513) 576-4664

         with a copy to:        Graydon, Head & Ritchey
                                511 Walnut Street, Suite 1900
                                Cincinnati, Ohio 45202
                                Attn: Thomas W. Kahle
                                Facsimile:  (513) 651-3836

         Section 15.11 NO THIRD PARTY BENEFICIARY RIGHTS AND RELIANCE. No Person not a party to this Credit Agreement will have any benefit under this Credit Agreement nor have third-party

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




beneficiary rights as a result of any of the Loan Documents, nor will any party be entitled to rely on any actions or inactions of the Lenders or their agents, all of which are done for the sole benefit and protection of the Lenders.

         Section 15.12 PROTECTION OR PRESERVATION OF COLLATERAL. The Lenders will not have any contractual duty to protect, insure, collect or realize upon the Collateral or preserve rights in it against prior parties. The Lenders will not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral regardless of the cause (excluding actions of the Lenders).

         Section 15.13 RELATIONSHIP OF THE PARTIES. Neither the Lenders on the one hand nor Baldwin on the other hand will be deemed a partner, joint venturer or related entity of the other by reason of the Loan Documents.

         Section 15.14 REVERSAL OF PAYMENTS. To the extent that Baldwin makes a payment or payments to the Lenders, which payment or payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then to the extent of such payment or proceeds received, the Credit Facility will be revived and continue in full force and effect, as if such payment or proceeds had not been received by the Lenders.

         Section 15.15 SEVERABILITY. If any provision of this Credit Agreement (either generally, or as to a specific application to a set of facts) will be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability will not affect any other provision of this Credit Agreement (either in its entirety, or as to or the application of such provision to any other set of facts), but this Credit Agreement will be construed as if such invalid, illegal or unenforceable provision never had been included in this Credit Agreement.

         Section 15.16 MAXIMUM INTEREST. Baldwin acknowledges that the Lenders intend to strictly conform to the applicable usury laws governing this Credit Agreement. Regardless of any provision contained herein or in any other document executed or delivered in connection herewith or therewith, the Lenders shall never be deemed to have contracted for, charged or be entitled to receive, collect or apply as interest on this Credit Agreement (whether termed interest herein or deemed to be interest by judicial determination or operation of law), any amount in excess of the maximum amount allowed by applicable law, and, if the Lenders ever receive, collect or apply as interest any such excess, such amount which would be excessive interest will be applied first to the reduction of the unpaid principal balances of advances under this Credit Agreement, and, second, any remaining excess will be paid to Baldwin. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Baldwin and the Lenders shall, to the maximum extent permitted under applicable law: (a) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest; (b) exclude voluntary pre-payments and the effect thereof; and (c) spread the total amount of interest throughout the entire term of this Credit Agreement so that the interest rate is uniform throughout such term.

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




         Section 15.17 WAIVERS BY THE LENDERS. The Lenders may at any time or from time to time waive all or any rights under any of the Loan Documents, but any waiver or indulgence at any time or from time to time will not constitute, unless specifically so expressed by the Lenders in writing, a future waiver by the Lenders of performance by Baldwin.

         Section 15.18 SURVIVAL. The grant of security interest herein to secure all Obligations, and all provisions relating to the Collateral will survive termination of this Credit Agreement and will remain in full force and effect until all Obligations have been paid in full and this Credit Agreement has been terminated.

         Section 15.19 PARTICIPATIONS; ASSIGNMENTS. The Lenders may with sixty
(60) days prior notice to Baldwin, grant participations in or assign, at any time and from time to time hereafter, its interest in this Credit Agreement or any Loan Document, or of any portion thereof.

         Section 15.20 COUNTERPARTS. This Credit Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Credit Agreement by signing any such counterpart.

         Section 15.21 INFORMATION. The Lenders may provide to any third party any credit, financial or other information on Baldwin that the Lenders may from time to time possess.

         Section 15.22 RELEASE. Baldwin releases the Lenders from all claims and causes of action which Baldwin may now or hereafter have for any loss or damage to it claimed to be caused by or arising from: (a) any failure of the Lenders to protect, enforce or collect, in whole or in part, any Account; (b) the Lenders' notification to any Account Debtors thereon of the Lenders' security interest in any of the Accounts; (c) the Lenders' directing any Account Debtor to pay any sum owing to Baldwin directly to the Lenders; and (d) any other act or omission to act on the part of the Lenders, its officers, agents or employees, except for willful misconduct or gross negligence. The Lenders will have no obligation to preserve rights to Accounts against prior parties.

         Section 15.23 MISCELLANEOUS. Time is of the essence regarding Baldwin's performance of its obligations to the Lenders notwithstanding any course of dealing or custom on the Lenders' part to grant extensions of time. Baldwin's liability under this Credit Agreement is direct and unconditional and will not be affected by the release or non-perfection of any security interest granted hereunder. The Lenders will have the right to refrain from or postpone enforcement of this Credit Agreement or any other Loan Documents without prejudice and the failure to strictly enforce the Loan Documents will not be construed as having created a course of dealing between the Lenders and Baldwin contrary to the specific terms of the Loan Documents or as having modified, released or waived the same. The express terms of this Credit Agreement and the other Loan Documents will not be modified by any course of dealing, usage of trade, or custom of trade which may deviate from the terms hereof If Baldwin falls to pay any taxes, fees or other obligations which may impair the Lenders' interest in the Collateral, or fails to keep the Collateral insured, the Lenders may, but shall not be required to, pay such taxes, fees or obligations and pay the cost to insure the Collateral, and the amounts paid will be: (a) an additional debt owed by

Baldwin to the Lenders, which shall be subject to finance charges as provided herein; and (b) due and payable immediately in full. Baldwin agrees to pay all of the Lenders' reasonable attorneys' fees and expenses incurred by the Lenders in enforcing the Lenders' rights hereunder.

         Section 15.24 WAIVERS BY BALDWIN. Baldwin irrevocably waives notice of: the Lenders' acceptance of this Credit Agreement, presentment, demand, protest, nonpayment, nonperformance, and dishonor. Baldwin and the Lenders irrevocably waive all rights to claim any punitive and/or exemplary damages in excess of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00). Baldwin waives all rights of offset and counter claims Baldwin may have against the Lenders. Baldwin waives all notices of default and non-payment at maturity of any or all of the Accounts.

         Section 15.25 NO ORAL AGREEMENTS. ORAL AGREEMENTS OR COMMITMENTS TO LEND MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU, (BALDWIN) AND US (THE LENDERS) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

         Section 15.26 SUPPLEMENT. If Baldwin and the Lenders have heretofore executed other agreements in connection with all or any part of the Collateral, this Credit Agreement shall supplement each and every other agreement previously executed by and between Baldwin and the Lenders, and in that event, this Credit Agreement shall neither be deemed a novation nor a termination of such previously executed agreement nor shall execution of this Credit Agreement be deemed a satisfaction of any obligation secured by such previously executed agreement.

         Section 15.27 USE OF COUNSEL AND RECEIPT OF CREDIT AGREEMENT. Baldwin acknowledges that it has received a true and complete copy of this Credit Agreement. Baldwin acknowledges that it has (a) had representation of counsel during negotiation of this Credit Agreement, and (b) read and understood this Credit Agreement.

         Section 15.28 FACSIMILES, ETC. Notwithstanding anything herein to the contrary: (a) Baldwin and the Lenders may rely on any facsimile copy, electronic data transmission or electronic data storage of any statement, financial statements or other reports, and (b) such facsimile copy, electronic data transmission or electronic data storage will be deemed an original, and the best evidence thereof for all purposes, including, without limitation, under this Credit Agreement or any other Loan Document, and for all evidentiary purposes before any arbitrator, court or other adjudicatory authority.

         Section 15.29 POWER OF ATTORNEY. Baldwin irrevocably appoints Agent (and any person designated by it) as Baldwin's true and lawful Attorney with full power to at any time, in the discretion of Agent (whether or not Default has occurred) to: (a) endorse the name of Baldwin

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




upon any of the items of payment of proceeds of the Collateral and deposit the same in the account of Agent for application to the Obligations; (b) sign the name of Baldwin on any document or instrument that Agent shall deem necessary or appropriate to perfect and maintain perfected the security interests in the Collateral under this Credit Agreement and other Loan Documents; (c) initiate and settle any insurance claim and endorse Baldwin's name on any check, instrument or other item of payment; (d) endorse the name of Baldwin upon financing statements, instruments, Certificates of Title and Statements of Origin pertaining to the Collateral; and (e) do anything to preserve and protect the Collateral and Agent's rights and interest therein. In the event of a Default, Baldwin irrevocably appoints Agent (and any person designated by it) as Baldwin's true and lawful Attorney with full power to at any time, in the discretion of Agent to: (i) demand payment, enforce payment and otherwise exercise all of Baldwin's rights, and remedies with respect to the collection of any Accounts; (ii) settle, adjust, compromise, extend or renew any Accounts;
(iii) settle, adjust or compromise any legal proceedings brought to collect any Accounts; (iv) sell or assign any Accounts upon such terms, for such amounts and at such time or times as Agent may deem advisable; (v) discharge and release any Accounts; (vi) prepare, file and sign Baldwin's name on any Proof of Claim in Bankruptcy or similar document against any Account Debtor; (vii) endorse the name of Baldwin upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Account or goods pertaining thereto; (viii) take control in any manner of any item of payments or proceeds and for such purpose to notify the Postal Authorities to change the address for delivery of mail addressed to Baldwin to such address as Agent may designate; and (ix) sign the name of Baldwin to verify the accuracy of the Accounts. This power of attorney is for value and coupled with an interest and is irrevocable so long as any Obligations remain outstanding and by Agent exercising such right, Agent shall not waive any right against Baldwin until the Obligations are paid in full.

         Section 15.30 EXPENSES. Baldwin agrees, whether or not any Loan is made hereunder, to pay Agent or the Lenders upon demand for all reasonable expenses, including reasonable fees of attorneys for Agent or the Lenders (who may be employees of the Lenders), incurred by (a) Agent or the Lenders in connection with the preparation, negotiation, and execution of this Credit Agreement and any other Loan Document, (b) Agent or the Lenders in connection with the preparation of any and all amendments to this Credit Agreement and any other Loan Document, and all search, recording, filing, and registration expenses, and
(c) Agent or the Lenders in connection with the enforcement of the Baldwin's obligations hereunder or under any other Loan Document. Baldwin also agrees to
(i) indemnify and hold Agent or the Lenders harmless from any loss or expense which may arise or be created by the acceptance of telephonic or other instructions for making Loans, except for any loss & expense arising from Agent's or a Lender's gross negligence or willful misconduct (provided, however, that reliance alone upon telephonic or other instructions shall not itself be deemed to constitute gross negligence or willful misconduct), and (ii) to pay and save Agent and each Lender harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Credit Agreement or any of the other Loan Documents. Baldwin's obligations under this Section 15.30 shall survive any termination of this Credit Agreement.

      [Remainder of page intentionally left blank. Signature page follows.]

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




         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by or on behalf of each of the parties as of the day and in the year first above written in Cincinnati, Ohio.


WITNESS                                    BORROWER

                                           BALDWIN PIANO & ORGAN
                                           COMPANY

/s/ Thomas W. Kahle                        By: /s/ Perry H. Schwartz
-----------------------------                  --------------------------------
                                           Name:   Perry H. Schwartz
                                                 -----------------------------
/s/ Michael F. Bigler                      Title: Chief Financial Officer and
-----------------------------                     -----------------------------
                                                  Executive Vice President
                                                  -----------------------------


                                           AGENT

                                           THE FIFTH THIRD BANK, As Agent

/s/                                        By: /s/ Robert L. Ries
-----------------------------                  --------------------------------
                                           Name: Robert L. Ries
                                                 ------------------------------
/s/ Michael F. Bigler                      Title:  Vice President
-----------------------------                      ----------------------------

                                           LENDERS

                                           THE FIFTH THIRD BANK


/s/                                        By: /s/ Robert L. Ries
-----------------------------                  --------------------------------
                                           Name: Robert L. Ries
                                                 ------------------------------
/s/ Michael F. Bigler                      Title:  Vice President
-----------------------------                      ----------------------------

                                           NBD BANK, N.A.


/s/ Julie A. Sherrill                      By: /s/ Sandra L. Jackson
-----------------------------                  --------------------------------
                                           Name: Sandra L. Jackson
                                                 ------------------------------
Julie Sherrill                             Title: Assistant Vice President
-----------------------------                     -----------------------------


                                    EXHIBITS


Exhibit A         Form of Consignment Agreement
Exhibit B         Form of Consignment Notification Letter
Exhibit C         Form of Borrowing Base Certificate
Exhibit D         Form of Revolving Promissory Note
Exhibit E         Form of Subsidiary Guaranty
Exhibit F         Form of Subsidiary Security Agreement
Exhibit G         Form of Borrower's Counsel Opinion Letter
Exhibit H         Form of Quarterly Covenant Certificate
Exhibit I         Form of Monthly Compliance Certificate



                                    SCHEDULES


Schedule 4.7          Letter of Credit Fee
Schedule 8.1(h)       UCC Jurisdictions
Schedule 9.3          Litigation
Schedule 9.7          Subsidiaries
Schedule 9.16         Capital Structure
Schedule 9.17         Collateral Locations
Schedule 9.19         Environmental Matters
Schedule 9.21         ERISA Matters
Schedule 9.23(a)      Capitalized Leases
Schedule 9.23(b)      Operating Leases
Schedule 9.24         Labor Relations